UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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RAYONIER INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Corporate Headquarters

April 9, 2007

Dear Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders on Thursday, May 17, 2007, at the Omni Jacksonville Hotel, 245 Water Street, Jacksonville, Florida, at 4:00 p.m. local time.

On the following pages we describe in the formal Notice and Proxy Statement the matters our shareholders will be asked to vote on at the Annual Meeting. Your vote is very important. I urge you to vote on the Internet, by telephone or by mail in order to be certain your shares are represented at the meeting, even if you plan to attend.

On a personal note, this will be my last Annual Meeting as Chairman. After 40 years with Rayonier, I am retiring on June 30, 2007. It has been an honor and a privilege to lead Rayonier since January 1, 1999, when I became Chairman, and I am grateful to you for your interest in, and support of, our Company. While I am proud of Rayonier’s performance during my tenure, I am also very optimistic about the Company’s future prospects. With a talented management team, creative and dedicated employees, a strong mix of businesses and a tax-efficient REIT structure, Rayonier is well-positioned to continue delivering superior returns to its shareholders.

Sincerely yours,

W. L. NUTTER

Chairman of the Board of Directors

Rayonier Inc.        •         50 North Laura Street        •        Jacksonville, FL 32202

Telephone (904) 357-9100        •        Fax (904) 357-9101

Corporate Headquarters

April 9, 2007

NOTICE OF 2007 ANNUAL MEETING

Notice is hereby given that the 2007 Annual Meeting of the Shareholders of Rayonier Inc., a North Carolina corporation, will be held at the Omni Jacksonville Hotel, 245 Water Street, Jacksonville, Florida on Thursday, May 17, 2007 at 4:00 p.m. local time, for the purposes of:

1)	electing three Class I directors to terms expiring in 2010;

2)	consideration and approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to require a majority vote for the election of directors;

3)	consideration and approval of certain amendments to the 2004 Rayonier Incentive Stock and Management Bonus Plan;

4)	ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company; and

5)	acting upon such other matters as may properly come before the meeting.

All Rayonier shareholders of record at the close of business on March 19, 2007 are entitled to vote at the meeting. This Notice and the accompanying Proxy Statement and proxy card are first being mailed to shareholders on or about April 9, 2007.

We urge you to vote your shares over the Internet, by telephone or through the mail at the earliest convenience.

W. EDWIN FRAZIER, III

Senior Vice President, Administration and Corporate Secretary

Rayonier Inc.        •         50 North Laura Street        •        Jacksonville, FL 32202

Telephone (904) 357-9100        •        Fax (904) 357-9101

PROXY STATEMENT

Annual Meeting of Rayonier Shareholders

Thursday, May 17, 2007

QUESTIONS AND ANSWERS

Q:	WHAT AM I VOTING ON?

A:	You are being asked by the Company to vote on four matters: (1) the election of three directors, C. David Brown, II, Thomas I. Morgan and Lee M. Thomas (for more information on each nominee, see Information As To Nominees For Election To The Board Of Directors beginning on page 5); (2) approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to require a majority vote for the election of directors (see Proposal to Approve an Amendment to the Company’s Amended and Restated Articles of Incorporation to Implement Majority Voting for Directors beginning on page 41); (3) approval of certain amendments to the 2004 Rayonier Incentive Stock and Management Bonus Plan (the “2004 Plan”) (see Proposal to Amend the 2004 Rayonier Incentive Stock and Management Bonus Plan beginning on page 43); and (4) ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2007 (see Ratification of Independent Registered Public Accounting Firm on page 49). The Board of Directors recommends that you vote “FOR” each of these four proposals.

Q:	WHO IS ENTITLED TO VOTE?

A:	The record holder of each of the 77,397,685 shares of Rayonier common stock (“Common Shares”) outstanding at the close of business on March 19, 2007 is entitled to one vote for each share owned.

Q:	HOW DO I VOTE?

A:	You can vote in any one of the following ways:

•	You can vote on the Internet by following the “Vote by Internet” instructions on your proxy card. If you vote on the Internet, you do not need to mail in your proxy card.

•	You can vote by telephone by following the “Vote by Phone” instructions on your proxy card. If you vote by telephone, you do not need to mail in your proxy card.

•

You can vote by mail by signing and dating your proxy card and mailing it in the enclosed prepaid envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed and dated card but do not provide voting instructions, your shares will be voted in accordance with the recommendations of the Board of Directors.

•

You can vote in person at the Annual Meeting by delivering your completed proxy card or by completing a ballot available upon request at the meeting. However, if you hold your shares in a bank or brokerage account rather than in your own name, you must obtain a legal proxy from your stockbroker in order to vote at the meeting.

Regardless of how you choose to vote, your vote is important and we encourage you to vote promptly.

Q:	IS MY VOTE CONFIDENTIAL?

A:	Proxy cards, ballots and reports of Internet and telephone voting results that identify individual shareholders are mailed or returned directly to Automatic Data Processing, Inc. (“ADP”), our vote tabulator, and handled in a manner that protects your privacy. Your vote will not be disclosed except:

•	as needed to permit ADP to tabulate and certify the vote;

•	as required by law;

•	if we determine that a genuine dispute exists as to the accuracy or authenticity of a proxy, ballot or vote; or

•	in the event of a proxy contest where all parties to the contest do not agree to follow our confidentiality policy.

Q:	WHAT SHARES ARE COVERED BY MY PROXY CARD?

A:	You should have been provided a proxy card for each account in which you own Common Shares either:

•	directly in your name as the shareholder of record, which includes shares purchased through any of our employee benefit plans; or

•	indirectly through a broker, bank or other holder of record.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A:	It means that you have multiple accounts in which you own Common Shares. Please vote all proxy cards you receive to ensure that all your shares are voted. However, for your convenience we recommend that you contact your broker, bank or our transfer agent to consolidate as many accounts as possible under a single name and address. Our transfer agent is The Bank of New York. All communications concerning shares you hold in your name, including address changes, name changes, requests to transfer shares and similar issues, can be handled by making a toll-free call to The Bank of New York at 1-800-659-0158. From outside the U.S. you may call The Bank of New York, collect, at 212-815-3700.

Q:	HOW CAN I CHANGE MY VOTE?

A:	You can revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You can do this by:

•	voting on the Internet or by telephone (only your most recent Internet or telephone proxy is counted);

•	signing and submitting another proxy card with a later date; or

•	voting again at the meeting.

Q:	HOW MANY VOTES ARE NEEDED TO HOLD THE MEETING?

A:	In order to conduct the Annual Meeting, a majority of the Common Shares outstanding as of the close of business on March 19, 2007 must be present, either in person or represented by proxy. All properly submitted proxies and ballots, as well as abstentions, broker non-votes and withheld votes, will be counted as present and entitled to vote for purposes of satisfying this requirement. Broker non-votes are shares that brokerage firms and banks, as record holders of Common Shares, are not permitted by New York Stock Exchange rules to vote on certain proposals in the absence of instructions from their customers, as the beneficial owners of those Common Shares.

Q:	HOW MANY VOTES ARE NEEDED TO ELECT THE NOMINEES FOR DIRECTOR?

A:	The three nominees who receive the largest number of votes for election at the Annual Meeting will be elected.

Q:	HOW MANY VOTES ARE NEEDED TO APPROVE THE PROPOSAL TO AMEND THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION?

A:	The proposal to amend the Company’s Amended and Restated Articles of Incorporation will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it. Abstentions will not count as votes cast and therefore will not affect the outcome.

Q:	HOW MANY VOTES ARE NEEDED TO APPROVE THE PROPOSAL TO AMEND THE 2004 RAYONIER INCENTIVE STOCK AND MANAGEMENT BONUS PLAN?

A:	The proposal to amend the 2004 Plan will be approved if a majority of the Common Shares outstanding and entitled to vote at the meeting vote “FOR” the proposal. Abstentions and broker non-votes will have the practical effect of a vote against the proposal.

Q:	HOW MANY VOTES ARE NEEDED TO APPROVE THE RATIFICATION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM?

A:	The proposal to ratify the appointment of the Company’s independent registered public accounting firm will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it. Abstentions will not count as votes cast and therefore will not affect the outcome.

Q:	WILL ANY OTHER MATTERS BE VOTED ON?

A:	We do not expect any other matters to be considered at the Annual Meeting. However, if a matter not listed on the proxy card is legally and properly brought before the Annual Meeting by a shareholder, the proxies will vote on the matter in accordance with their judgment of what is in the best interest of Rayonier. Under the Company’s bylaws, all shareholder proposals (including director nominations) must have been received by November 30, 2006 to be considered at the Annual Meeting. We have not received any shareholder proposals or director nominations from shareholders that will be acted upon at the Annual Meeting.

Q:	HOW WILL BROKER NON-VOTES AND ABSTENTIONS BE COUNTED?

A:	Under NYSE rules, your broker is entitled to vote your shares with respect to all proposals other than the amendment to the 2004 Plan if no instructions are received from you. Abstentions and broker non-votes, as well as votes withheld, will not be considered votes cast and will not be counted for or against a matter or nominee, although they will have the practical effect of a vote against the proposal to amend the 2004 Plan as described above.

Q:	WHO WILL COUNT THE VOTES?

A:	Representatives of ADP will count the votes, however submitted. A Company representative will act as inspector of elections.

Q:	WHO PAYS THE COST OF THIS PROXY SOLICITATION?

A:	The Company pays the costs of soliciting proxies and has retained Georgeson Inc. to aid in the solicitation of proxies. For these services the Company will pay Georgeson Inc. a fee of $7,500, plus expenses. The Company will also reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of the Common Shares. Additionally, directors, officers and employees may solicit proxies on behalf of the Company by mail, telephone, facsimile, email and personal solicitation. Directors, officers and employees will not be paid additional compensation for such services.

Q:	WHEN ARE SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS DUE?

A:	All shareholders who wish to include a proposal in our Proxy Statement for the Annual Meeting in 2008 must provide notice by certified mail—return receipt requested to Corporate Secretary, Rayonier, 50 North Laura Street, Jacksonville, Florida 32202 by no later than December 11, 2007. The notice must satisfy the requirements for shareholder proposals under the federal securities laws. Under our bylaws, this deadline also applies to any shareholder proposal sought to be considered at the 2008 Annual Meeting, not just to those sought to be included in the Proxy Statement and on the proxy card for the Annual Meeting.

Q:	MAY I ACCESS THIS YEAR’S ANNUAL REPORT, FORM 10-K AND PROXY STATEMENT ELECTRONICALLY?

A:	Rayonier’s 2006 Annual Report, which includes the Annual Report on Form 10-K, and this Proxy Statement may be accessed at the Investor Relations section of the Rayonier website at: www.rayonier.com.

ITEM 1—ELECTION OF DIRECTORS

The Board of Directors is responsible for establishing broad corporate policies and for overseeing management and the overall performance of Rayonier. The Board reviews significant developments affecting the Company and acts on matters requiring Board approval. The Board held fourteen meetings during 2006.

The Board is divided into three classes (I, II and III) serving staggered three-year terms. The terms of the Class I directors, C. David Brown, II, Ronald M. Gross, Thomas I. Morgan, Katherine D. Ortega and Lee M. Thomas, will expire at the 2007 Annual Meeting, at which time Mr. Gross and Ms. Ortega will retire in accordance with the Board’s policy regarding mandatory retirement age. Messrs. Brown, Morgan and Thomas have each been nominated for re-election for a term expiring in 2010.

Unless there is a contrary indication, the Common Shares represented by valid proxies will be voted for the election of all three nominees. The Board has no reason to believe that any nominee will be unable to serve as a director. If, however, a nominee should be unable to serve at the time of the Annual Meeting, Common Shares properly represented by valid proxies will be voted for the election of a substitute nominee recommended by the Board.

A biography of each member of Rayonier’s current Board of Directors, including the three nominees for election, is set forth below.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE THREE NOMINEES NAMED BELOW FOR ELECTION TO THE BOARD OF DIRECTORS.

Information As To Nominees For Election To The Board Of Directors

Class I, Terms Expire in 2007

C. DAVID BROWN, II, Age 55	Director Since 2006

Mr. Brown is Chairman of Broad and Cassel, an Orlando based law firm, a position he has held since 2000. Previously, he served as Managing Partner of the firm’s Orlando office since 1990. He joined the firm in 1980. Prior to joining Broad and Cassel, Mr. Brown was an associate with Rowland, Bowen and Thomas, P.A. and served as a First Lieutenant in the United States Air Force. Mr. Brown serves on the board of Caremark Rx, Inc. and the University of Florida Board of Trustees. He holds a bachelor’s and juris doctorate degree from the University of Florida.

THOMAS I. MORGAN, Age 53	Director Since 2004

Mr. Morgan is the retired President and Chief Executive Officer of Hughes Supply, Inc. (a diversified wholesale distributor of construction, repair and maintenance-related products). He joined Hughes Supply in 2001 as President and Chief Operating Officer and was elected President and Chief Executive Officer in 2003. Previously Mr. Morgan was Chief Executive Officer of EnfoTrust Network (a business to business information delivery network) from February 2000 to March 2001, Chief Executive Officer of Value America (an online retailer) from February 1999 to November 1999, and Chief Executive Officer of US Office Products (an office supply company) from November 1997 to January 1999. He also spent 22 years with Genuine Parts Company (a distributor of automotive and industrial replacement parts, office products and electrical/electronic materials) in positions of increasing responsibility. Mr. Morgan serves as a director of ITT Educational Services, Inc., Tech Data Corporation and Waste Management, Inc. Mr. Morgan is a graduate of the University of Tennessee.

LEE M. THOMAS, Age 62	Director Since 2006

Mr. Thomas was elected as the President and Chief Executive Officer of the Company, effective March 1, 2007. He served as President of Georgia-Pacific Corporation, beginning in September 2002, and as its Chief Operating Officer, beginning in March 2003, until his retirement in December 2005. He also served in a number of management positions with Georgia-Pacific, including President-Building Products and Distribution from March 2002 until September 2002, Executive Vice President-Consumer Products from August 2000 until March 2002 and Executive Vice President-Paper and Chemicals from December 1997 until August 2000. Mr. Thomas previously served as Chairman and Chief Executive Officer of Law Companies Environmental Group Inc., Administrator of the U.S. Environmental Protection Agency, Executive Deputy Director of the Federal Emergency Management Agency and Director of the Division of Public Safety Programs-Office of the Governor of South Carolina. Mr. Thomas serves on the Boards of Airgas Inc., Regal Entertainment Group, the Federal Reserve Bank of Atlanta and the World Resources Institute. He holds a bachelor’s degree from the University of the South and a M.Ed. from the University of South Carolina.

Information As To Other Directors

Class II, Terms Expire in 2008

JAMES H. HANCE, JR., Age 62	Director Since 2004

Mr. Hance is the retired Vice Chairman and Director of Bank of America Corporation (a financial institution serving individual consumers, small businesses and large corporations with a full range of banking, investing, asset management and other financial and risk-management products and services), a position he held from 1993 until his retirement on January 31, 2005. He also served as Chief Financial Officer from 1988 until April 2004. Mr. Hance joined NCNB Corporation, predecessor to NationsBank and Bank of America, in 1987 as Executive Vice President and Chief Accounting Officer. He also serves as a director of Cousins Properties Incorporated, Duke Energy Corporation and Sprint Nextel Corporation. He is a graduate of Westminster College in Missouri and holds an MBA from Washington University.

PAUL G. KIRK, JR., Age 69	Director Since 1994

Mr. Kirk was a partner in the law firm of Sullivan & Worcester from 1977 to 1992 and is presently affiliated with the firm. He served as Chairman of the Democratic National Committee from 1985 to 1989. Mr. Kirk is currently Chairman, President and a director of Kirk & Associates, Inc., a Trustee of St. Sebastian’s School, Chairman of the Board of Directors of the John F. Kennedy Library Foundation and serves as Co-Chairman of the Commission on Presidential Debates. He is also a director of The Hartford Financial Services Group, Inc. and Cedar Shopping Centers, Inc. Mr. Kirk is a graduate of Harvard College and Harvard Law School.

CARL S. SLOANE, Age 70	Director Since 1997

Mr. Sloane served as Co-Chairman of AlixPartners Holdings and Questor Partners Holdings (providers of services and capital to underperforming and distressed companies) until October 12, 2006. He is also Professor Emeritus, Harvard University Graduate School of Business Administration, and a Trustee of Beth Israel Deaconess Medical Center, a Harvard affiliated teaching hospital. He was the Ernest L. Arbuckle Professor of Business Administration from 1991 until his retirement in 2000. Prior to joining the Harvard faculty, Mr. Sloane spent 30 years in management consulting, the last 20 with the firm he co-founded, Temple, Barker & Sloane, Inc., and its successor firm, Mercer Management Consulting, where he served as Chairman and Chief Executive. He is also a director of The Brinks Company. Mr. Sloane is a graduate of Harvard College and the Harvard University Graduate School of Business Administration.

Class III, Term Expires in 2009

RICHARD D. KINCAID, Age 45	Director Since 2004

Mr. Kincaid is the former President, Chief Executive Officer and trustee of Equity Office Properties Trust (an owner and manager of office buildings and the largest U.S. real estate investment trust). He became President in November 2002 and served as Chief Executive Officer from April 1, 2003 until his resignation on March 9, 2007. Mr. Kincaid joined Equity Office Properties Trust as Senior Vice President in 1996, was named Chief Financial Officer in 1997 and Executive Vice President and Chief Operating Officer in 2001. He previously served as Senior Vice President and Chief Financial Officer of Equity Office Holdings, L.L.C., a predecessor of Equity Office Properties Trust, and was Senior Vice President of Equity Group Investments, Inc., a private investment company. Mr. Kincaid serves as a director of Vail Resorts, Inc. He is also on the Board of Governors of the National Association of Real Estate Investment Trusts, the Business Roundtable, and the Economic Club of Chicago. Mr. Kincaid is a graduate of Wichita State University and holds an MBA from the University of Texas.

W. LEE NUTTER, Age 63	Director Since 1996

Mr. Nutter is the Chairman of the Company. He was Chairman, President and Chief Executive Officer of Rayonier from January 1999 through February 28, 2007. He joined Rayonier in 1967 in the Northwest Forest Operations and was named Vice President, Timber and Wood in 1984, Vice President, Forest Products in 1985, Senior Vice President, Operations in 1986 and Executive Vice President in 1987. He was elected President and Chief Operating Officer and a director of Rayonier in 1996. Mr. Nutter serves as a director of Republic Services, Inc. and the J.M. Huber Corporation. He is also a member of the North Florida Regional Board of SunTrust Bank. Mr. Nutter holds a B.A. in Business Administration from the University of Washington and graduated from the Harvard University Graduate School of Business Advanced Management Program.

RONALD TOWNSEND, Age 65	Director Since 2001

Mr. Townsend is an independent communications consultant based in Jacksonville, Florida since 1997. He retired from Gannett Company (a diversified news and information company) in 1996 after serving 22 years in positions of increasing responsibility, most recently as President of Gannett Television Group. Mr. Townsend also serves as a director of ALLTEL Corporation. He attended The City University of New York, Bernard Baruch.

Information As To Retiring Directors

Class I, Term Expires in 2007

RONALD M. GROSS, Age 73	Director Since 1978

Mr. Gross is Chairman Emeritus, and former Chairman and Chief Executive Officer of Rayonier. He joined Rayonier in 1978 as President and Chief Operating Officer and a director, and was given the additional responsibilities of Chief Executive Officer in 1981 and Chairman in 1984. Mr. Gross served as Chairman and Chief Executive Officer from 1984 until his retirement in 1998, and was named Chairman Emeritus effective January 1999. Mr. Gross is a graduate of Ohio State University and the Harvard University Graduate School of Business Administration.

KATHERINE D. ORTEGA, Age 72	Director Since 1994

Ms. Ortega served as the 38th Treasurer of the United States from 1983 to 1989 and as Alternate Representative of the United States to the United Nations General Assembly from 1990 to 1991. Prior to these appointments, she served as a Commissioner on the Copyright Royalty Tribunal, and was a member of the President’s Advisory Committee on Small and Minority Business. Before entering government, Ms. Ortega was a banker and practiced as a certified public accountant. She also serves as a director of The Kroger Co., Washington Mutual Investors Fund and JPMorgan Value Opportunities Fund; and as a Trustee of The American Funds Tax-Exempt Series I. Ms. Ortega is a graduate of Eastern New Mexico University and holds three honorary Doctor of Law Degrees and one honorary Doctor of Social Science Degree.

CORPORATE GOVERNANCE

Corporate Governance Principles

Our Board of Directors operates under a set of Corporate Governance Principles which include, among other things, guidelines for determining director independence and qualifications for directors. The Corporate Governance Principles can be found on the Company’s website at www.rayonier.com and are also available in print to any shareholder upon request in writing to the Corporate Secretary, Rayonier, 50 North Laura Street, Jacksonville, Florida 32202. The Board, through its Nominating and Corporate Governance Committee, regularly reviews corporate governance developments and best practices and modifies its Corporate Governance Principles, committee charters and key practices as warranted.

Director Independence

The Company’s Common Shares are listed on the New York Stock Exchange. In accordance with New York Stock Exchange rules, the Board affirmatively determines the independence of each director and nominee for election as a director. The Board has adopted a set of Director Independence Standards to assist it in making director independence determinations, which conform to or are more exacting than the independence requirements set forth in the New York Stock Exchange listing standards. Our Director Independence Standards are appended to the Company’s Corporate Governance Principles, available at www.rayonier.com or in print upon written request as described above. In applying the Director Independence Standards, the Board considers all relevant facts and circumstances in making independence determinations.

Based on the Director Independence Standards, at its February 2007 meeting the Board determined that Ms. Ortega and Messrs. Brown, Gross, Hance, Kincaid, Kirk, Morgan, Sloane, Thomas and Townsend were independent. Subsequent to such determination, Mr. Thomas was elected as President and Chief Executive Officer effective March 1, 2007 and is therefore no longer considered independent.

Committees Of The Board Of Directors

Our Board of Directors has four standing committees, each of which operates under a written charter available in the Investor Relations section of the Company’s website at www.rayonier.com. The committee charters are also available in print to any shareholder upon written request to the Corporate Secretary, Rayonier, 50 North Laura Street, Jacksonville, Florida 32202. As required by New York Stock Exchange listing standards and Securities and Exchange Commission (“SEC”) rules, all members of the Audit, Compensation and Management Development and Nominating and Corporate Governance Committees are independent as such term is defined for these respective committees in such standards and rules.

Name of Committee and Members	Functions of the Committee	Number of Meetings in 2006
AUDIT: Katherine D. Ortega, Chair C. David Brown, II James H. Hance, Jr. Thomas I. Morgan Carl S. Sloane Ronald Townsend

This Committee is comprised entirely of independent directors and its responsibilities include:

•     oversight of the Company’s accounting and financial reporting policies, processes and systems of internal control, including internal control over financial reporting;

•     monitoring the independence and performance of the Company’s independent registered public accounting firm with responsibility for such firm’s selection, evaluation, compensation and discharge;

•     approving, in advance, all of the audit and non-audit services provided to the Company by the independent registered public accounting firm;

•     facilitating open communication among the Board, senior management, internal audit and the independent registered public accounting firm; and

•     overseeing the Company’s legal compliance and ethics programs, including the Standard of Ethics and Code of Corporate Conduct.

		10
COMPENSATION AND MANAGEMENT DEVELOPMENT: Thomas I. Morgan, Chair Richard D. Kincaid Paul G. Kirk, Jr. Katherine D. Ortega	This Committee is comprised entirely of independent directors and its responsibilities include: • overseeing the compensation and benefits of employees; • evaluating management performance, succession and development matters; • establishing executive compensation; • reviewing the Compensation Discussion and Analysis included in the annual Proxy Statement; and • approving individual compensation actions for all senior executives.	5
NOMINATING AND CORPORATE GOVERNANCE: Carl S. Sloane, Chair C. David Brown, II Ronald M. Gross Paul G. Kirk, Jr. Ronald Townsend	This Committee is comprised entirely of independent directors and its responsibilities include: • establishing criteria for Board nominees and identifying qualified individuals for nomination to become Board members, including considering potential nominees recommended by shareholders; • recommending the composition of Board committees; • overseeing processes to evaluate Board and committee effectiveness; • recommending director compensation and benefit programs to the Board; and • overseeing a set of Corporate Governance Principles for the Company.	6
FINANCE: James H. Hance, Jr., Chair Ronald M. Gross Richard D. Kincaid W. Lee Nutter Lee M. Thomas	This Committee is responsible for advising the Board concerning certain issues with respect to the financial structure of the Company, including: • financial strategies and tax planning initiatives; • dividend policies; • capital structure; • financings; • risk management policies; • compliance with various REIT qualification tests; • investment policies; and • performance of the pension and savings plans.	4

On average, directors attended 95 percent of the aggregate meetings of the Board of Directors and Committees on which they served during 2006, and no director attended less than 75 percent of such meetings.

Non-Employee Director Meetings And Presiding Director

Pursuant to our Corporate Governance Principles, our non-employee directors meet separately from the other directors in regularly scheduled meetings, chaired by the presiding director. The non-employee directors have appointed Mr. Sloane to serve as the Board’s presiding director.

Director Attendance At Annual Meeting Of Shareholders

Directors are encouraged, but not required, to attend the Annual Meeting of Shareholders. At the 2006 Annual Meeting, seven of the nine sitting directors were in attendance.

Communications With The Board

Shareholders and other interested parties who would like to communicate their concerns to one or more members of the Board, a Board committee, the presiding director or the non-employee directors as a group may do so by writing them at Rayonier, c/o Corporate Secretary, 50 North Laura Street, Jacksonville, FL 32202. All such concerns received will be forwarded to the appropriate person or persons and may be accompanied by a report summarizing such concerns if deemed appropriate by the Corporate Secretary.

Director Nomination Process

It is the policy of our Nominating and Corporate Governance Committee (the “Nominating Committee”) to consider director nominees submitted by shareholders based on the same criteria used in evaluating candidates for Board membership identified by any other source. While there are no specific minimum qualifications for director nominees other than a maximum permitted age, in evaluating the suitability of potential nominees, it is the policy of the Nominating Committee to seek individuals who have the knowledge, experience, skills, expertise and diversity, together with the highest personal and professional integrity, to be most effective, in conjunction with the other Board nominees and members, in collectively serving the long-term interests of the Company’s shareholders. These criteria for Board membership are periodically reevaluated by the Nominating Committee taking into account the Company’s strategy, its geographic markets, regulatory environment and other relevant business factors, as well as changes in applicable laws or listing standards.

Potential director candidates may come to the attention of the Nominating Committee through current directors, management, shareholders and others. The Nominating Committee has also utilized independent third party search firms to identify potential director candidates. Mr. Thomas was identified by management and Mr. Brown was identified by a non-employee member of the Board.

Submission Of Director Nominations By Shareholders

Our bylaws provide that nominations of persons for election to the Board of Directors may be made at the Annual Meeting either by or at the direction of the Board or by any shareholder who complies with the requirements set forth in our bylaws for submission of director nominations. Such requirements are that the shareholder: (i) be a shareholder of record at the time of submitting the required notice of nomination; (ii) be entitled to vote for the election of directors at the subject Annual Meeting; and (iii) comply with the notice procedures detailed below.

Notice of director nominations from shareholders must be in writing and received by the Corporate Secretary at the Company’s offices at 50 North Laura Street, Jacksonville, Florida 32202, not less than 120 days prior to the first anniversary date of the Proxy Statement released to shareholders in connection with the previous year’s Annual Meeting (provided that if we have changed our Annual Meeting date by more than 30 days from the previous year’s date, notices from shareholders must be received by a date that is a reasonable time before we begin to print and mail the Proxy Statement). Each shareholder’s notice must include the shareholder’s name and address and the number of Common Shares owned and, as to each potential nominee, information substantially the same as that required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, along with such potential nominee’s written consent to being named as a nominee and to serving as a director if elected.

Related Person Transactions

We have adopted a policy regarding related person transactions pursuant to which we review certain relationships and transactions in which the Company and our directors and executive officers, or their immediate family members or certain of their business or other affiliates, are participants to determine whether such persons have a material interest in any such transaction. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. Transactions that are determined to be material to the Company or a related person will be disclosed in the Company’s Proxy Statement under SEC rules. In addition, the Nominating Committee will review and approve or ratify any related person transaction that may be required to be disclosed. In the course of its review of a related person transaction, the Nominating Committee will consider:

•	the related person’s relationship to the Company and interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the benefits to the Company of the proposed transaction;

•	the availability of other sources of comparable products and services;

•	if applicable, the impact on a director’s independence; and

•	any other matters the Nominating Committee deems appropriate.

Any member of the Nominating Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote regarding approval or ratification of the transaction.

Standard Of Ethics And Code Of Corporate Conduct

The Company’s Standard of Ethics and Code of Corporate Conduct is available on the Company’s website at www.rayonier.com and is also available in print to any shareholder who requests it by writing to the Corporate Secretary, Rayonier, 50 North Laura Street, Jacksonville, Florida 32202.

Compensation Committee Interlocks And Insider Participation; Processes And Procedures

No member of our Board’s Compensation and Management Development Committee served as one of our officers or employees at any time during 2006. There were no Compensation and Management Development Committee interlocks or insider participation relationships or transactions within the meaning of applicable SEC rules in 2006. Additional information on the Compensation and Management Development Committee’s processes and procedures for consideration of executive compensation are discussed in the Compensation Discussion and Analysis below.

COMPENSATION DISCUSSION AND ANALYSIS

Overview Of Compensation Program

The Compensation and Management Development Committee of Rayonier’s Board of Directors, referred to in this discussion simply as “the Committee,” has responsibility for establishing and implementing our compensation philosophy, and for continually monitoring our adherence to that philosophy. The Committee reviews and approves compensation levels for all Rayonier executive officers as well as all of our compensation, retirement, perquisite and insured benefit programs, including programs applicable to our senior management team and Chief Executive Officer. With respect to W. L. Nutter, our Chairman and, during 2006 also our President and Chief Executive Officer, the Committee annually evaluates his accomplishments and performance against established objectives and sets his compensation level based upon such evaluation. These functions are set forth in the Committee’s Charter, which appears on our website and is reviewed annually by the Committee. The Committee seeks to ensure that the total compensation paid to our executives is fair, reasonable, competitive and consistent with our compensation philosophy. Generally, the types of compensation and benefits provided to our named executive officers are similar to those provided to other executives.

Throughout this Proxy Statement, the following individuals included in the Summary Compensation Table on page 28 are referred to as our “named executive officers”:

•	W. Lee Nutter, Chairman (and former President and Chief Executive Officer)

•	Hans E. Vanden Noort, Senior Vice President and Chief Accounting Officer (a co-principal financial officer)

•	Carl E. Kraus, Senior Vice President, Finance (a co-principal financial officer)

•	Timothy H. Brannon, Senior Vice President, Forest Resources and Wood Products

•	Paul G. Boynton, Senior Vice President, Performance Fibers

•	W. Edwin Frazier, III, Senior Vice President, Administration and Corporate Secretary

Compensation Philosophy And Objectives

As set forth in the Committee’s Charter, our goal is to maintain compensation and benefit plans which will allow us to attract and retain highly qualified employees while motivating and rewarding performance that will lead to sustained increases in the value of our shareholders’ investment in Rayonier (a concept referred to as “shareholder value”). Given this goal, our compensation philosophy has been, and continues to be, to emphasize “pay for performance” programs designed to reward superior financial performance and long-term enhancement of shareholder value, while maintaining competitive base pay, retirement, healthcare and other fixed compensation programs. We set base pay and long-term incentive opportunities, and wherever possible utilize discretion with regard to annual bonus opportunities, to reflect individual executives’ levels of responsibility and performance against established objectives.

Role Of Executive Officers In Compensation Decisions

The Committee’s work is accomplished through a series of meetings, following a regular calendar schedule to insure that all major elements of compensation are addressed, and compensation and benefit programs are properly designed, implemented and monitored. Occasionally, special meetings are called to address matters that require attention outside the regular compensation cycle. Working with the Committee Chair, W. Edwin Frazier, III, our Senior Vice President and Corporate Secretary, prepares an agenda and supporting materials for each meeting which are provided to Committee members approximately one week in advance of the meeting. He and Mr. Nutter generally attend Committee meetings by invitation, but are excused for executive sessions. As requested, Messrs. Nutter and Frazier offer their opinions and recommendations to the Committee. The Committee invites other members of management to attend meetings (as necessary) to discuss items within their specific areas of responsibility.

Setting Executive Compensation

Consistent with our compensation philosophy, the Committee has structured Rayonier’s annual and long-term executive compensation programs to motivate executives to achieve the business goals set by the Company and reward the executives for achieving and exceeding those goals. The key elements of our executive compensation program are:

•	base salary;

•	annual bonus incentives; and

•	long-term incentive compensation.

The emphasis at the senior executive level is on equity-based compensation. These key elements are addressed separately below. In determining each component of compensation, the Committee takes into account all other elements of an executive’s compensation package.

Our compensation programs for executives, and in particular for our named executive officers, are designed to reflect their success, both individually and as a management team, in attaining key objectives. For example, our annual bonus plan is funded based on Rayonier’s performance with regard to certain key financial metrics versus budgeted levels. However, the Committee has discretion to revise an executive’s formula award based on individual performance and contributions (for named executive officers the Committee’s discretion is limited by federal tax laws to reducing, not increasing, formula awards). Our equity-based programs are intended to reward the management team’s success in successfully delivering value to our shareholders. Specifically, stock option grants reward increases in our share price over time, and performance share grants reward superior performance in generating shareholder return versus our peers. In each case, we have strived to ensure that our compensation program provides rewards based on meaningful measures of performance and the Committee makes adjustments to the incentive programs each year in light of past experience, changes in the competitive environment, regulatory requirements and other relevant factors.

Compensation Consultants

The Committee seeks advice and assistance from compensation consultants and outside counsel to supplement members’ own knowledge and information provided by management. The Committee has engaged Hewitt Associates to periodically provide advice and relevant market data and practices to consider when making compensation decisions, including decisions involving Mr. Nutter and the programs applicable to senior executives generally. Hewitt also provides the Committee meaningful input on program design features and in the balance of compensation among the various components of executive compensation. Last year, Hewitt also performed a review of our non-employee director compensation program, in order to assist the Nominating Committee in recommending non-employee director compensation levels for 2006-2007.

During the fall of 2006, after interviewing several compensation consultants, the Committee selected Watson Wyatt Worldwide to conduct a comprehensive review of our executive compensation practices, both from a quantitative standpoint (benchmarking compensation levels against comparable forest products and REIT industry companies) and a qualitative perspective (assessing whether our compensation practices and programs were properly aligned with our business strategies). Watson Wyatt examined, for 41 executive positions:

•	base salary;

•	short and long-term incentive compensation;

•	retirement and health and welfare benefits; and

•	perquisites.

With regard to competitiveness versus peer companies, total cash compensation (base salaries and annual bonuses) was found to be generally competitive with 41% of positions within +/- 15% of median, 32% of positions above that range and 20% of positions below that range. Total cash compensation for the five most highly paid executives was reported as between the 50th and 75th percentiles versus the forest products company peer group and near the 50th percentile versus REIT company peers.

Watson Wyatt found long-term incentives to be at or above the 75th percentile for the executives participating in the Performance Share Award Program (as described below under “Long-Term Incentive Compensation”), but generally below median for those receiving only stock options. For the five most highly paid executives, total direct compensation (salary + annual bonus + long-term incentives) was at or above the 75th percentile relative to peers. However, Watson Wyatt pointed out that these levels of compensation correlated with Rayonier’s strong relative performance versus its peers. We were above the 92nd percentile against both peer groups on the bases of 3-year total shareholder return, return on equity and return on investment. Accordingly, we believe that compensation levels for our named executive officers are consistent with our compensation philosophy of “pay for performance.”

With regard to benefit programs, retirement benefits were reported to be either above market (for executives who retire with more than one-half of their service prior to 2004); at-market (for executives who will have more than one-half their service after 2004); or below market for executives hired after closing of the pension plan on January 1, 2006 (discussed below under “Retirement Plans and Programs”). Our medical, life insurance, disability, vacation and severance benefits were all reported as below market, while retiree medical benefits were considered above market. The limited perquisites offered to Rayonier executives were reported as consistent with current market practices (discussed below under “Perquisites and Personal Benefits”).

Watson Wyatt reported its findings and recommendations to the Committee in October 2006. Various aspects of their recommendations have been incorporated into compensation programs and practices for 2007. See “2007 Compensation Decisions” below.

Benchmarking Compensation Against Our Peers

Periodically, the Committee requests from its consultants data comparing our elements and levels of executive compensation against relevant companies either in the forest products or REIT industries or comparably-sized companies in general industry, including a comparison of pay elements of individual executives where the jobs are sufficiently similar to make comparison meaningful. Prior to the Watson Wyatt study discussed above, the most recent benchmarking of executive compensation levels was performed by Hewitt in 2004. The Committee believes that periodic reviews of outside compensation practices are appropriate to determine if our compensation levels and mix of components might require rebalancing.

As discussed below, we believe that for our Performance Share Award Program (described below under “Long-Term Incentive Compensation”), comparison of Rayonier’s total shareholder return versus an appropriate peer group’s performance over a meaningful measurement period is the single most critical measure of overall management performance. For the Performance Share Award Program commencing in 2006, this peer group consists of the 12 companies that comprise the Standard & Poor’s Supercomposite Paper & Forest Products Index, as well as the approximately 150 companies that comprise the National Association of Real Estate Investment Trusts (NAREIT) Equity REIT Index. Included within this peer group are:

• Plum Creek Timber Company	• Bowater Inc.

• Potlatch	• Buckeye Technologies

• Longview Fibre	• Deltic Timber Corporation

• Weyerhaeuser	• International Paper Company

• MeadWestvaco	• Louisiana-Pacific Corporation

Given the diversity of our businesses and our REIT structure, we compete with companies across multiple industries for top executive-level talent. As such, the Committee generally expects over time to set total compensation levels for our executives at or above the median level of compensation paid to similarly situated executives of general industry companies of comparable size to Rayonier. However, consistent with our historic emphasis on providing “pay for performance,” our base salary and bonus opportunities are generally targeted at or below median levels, while our long-term incentive award opportunities are generally targeted above median (generally approximating the 75th percentile level). Of course, variations from this general philosophy may occur based upon the expertise and experience level of a given executive as well as individual, company and market factors.

Components Of Executive Compensation For 2006

Given our philosophy of “pay for performance,” a significant percentage of total compensation is allocated to performance-based incentives. As a general matter we recognize that as employees progress to higher levels within our organization, they assume more responsibility for our overall performance and returns to shareholders. Consequently, we seek to link greater portions of executive compensation to metrics that are tied to the creation of shareholder value. Looking at the named executive officers as a group, 73% of their 2006 target total compensation was allocated to “at risk” components consisting of annual bonus, performance shares and stock options, with the remaining 27% allocated to base salary. Our policy for allocating value between long-term and currently paid compensation is to ensure adequate base compensation to attract and retain personnel, while providing strong incentives for our executives to maintain an “ownership” mentality, focusing them on maximizing long-term value creation for Rayonier and our shareholders.

While we have no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation, historically we have paid a preponderance of the value of total compensation to our named executive officers in the form of non-cash incentive compensation. Compensation for the named executive officers in 2006 ranged from 41% to 58% in cash compensation and 42% to 59% in non-cash compensation. We believe that this mix is both competitive within the marketplace and appropriate to fulfill our stated compensation philosophy.

Base Salary

Base salary is the component of compensation that is fixed and intended to compensate our executives, based on their experience, expertise and job responsibilities, for work performed during the fiscal year. While base salaries must be competitive in order to recruit and retain qualified executives, we do not generally seek to pay base salaries at levels exceeding market median among comparably-sized companies in general industry. Our benchmarking efforts would indicate that the base salaries of our named executive officers are at or below median for comparably-sized general industry companies, approximate median for real estate investment trusts, and are generally at or above median levels for companies in the forest products industry. Consistent with our compensation philosophy, we strive to use incentive compensation, rather than base salary, to provide executives with an above-market compensation opportunity if we exceed budgeted financial performance metrics, drive increases in shareholder value and outperform our competitors on a relative shareholder return basis.

Each year, the Committee reviews the base salary of Mr. Nutter and each of his direct reports, including all of our named executive officers. In making adjustments to base salary levels, the Committee considers:

•	the executive’s level of responsibilities;

•	the executive’s experience and breadth of knowledge;

•	the executive’s individual performance as assessed through annual performance reviews;

•	the executive’s role in management continuity and development plans;

•	internal equity factors, meaning relative pay differences for different job levels; and

•	on a periodic basis, benchmark data on the compensation practices of peer companies, whether from available salary survey data or as reported to us by our compensation consultants.

While the normal interval between salary reviews for most of our executives is twelve months, senior executive salary reviews have historically been conducted at 15- or 18-month intervals, depending on salary grade. This policy was revised in 2007. See “2007 Compensation Decisions” below.

Due to the extended review cycles for our named executive officers, only Mr. Brannon received a merit pay increase for 2006, of 5.13%. This increase was approved by the Committee in December 2005 in conjunction with the annual executive salary administration plan for 2006. The 2006 salary plan was structured to be generally consistent with market trends based on published salary survey data from Towers Perrin, World at Work, the Conference Board, Hewitt Associates and Mercer.

Mr. Nutter’s base salary was adjusted to $800,000 in August 2005, and review of his compensation was scheduled for December 2006. However, given his upcoming retirement, no changes were subsequently made in his base pay.

Annual Bonus Awards

Annual bonuses earned by our named executive officers for 2006 performance appear in the Summary Compensation Table on page 28, under the heading “Non-Equity Incentive Plan Compensation.”

Under the 2006 Annual Corporate Bonus Program, target bonus amounts, calculated as a percentage of base salary, were established for all participants at the beginning of the year. Actual bonus payments for the year were determined based on Rayonier’s performance for the year with regard to three key corporate financial metrics: net income, cash available for distribution and return on total capital, as measured against budgeted levels. Each of these elements was weighted to reflect their relative importance in the Committee’s judgment, as described below, creating a single measurement of performance. We call this weighted measurement our Corporate Performance Factor or “CPF.” A participant’s target bonus is multiplied by the CPF to arrive at the formula bonus award. CPF is capped so that the maximum possible formula award for a participant is 150% of their target bonus. Formula awards for Mr. Nutter and the other named executive officers are subject to downward adjustment (but not to increases) in the discretion of the Committee. Bonuses paid to individual named executive officers are further limited under the Plan to no more than 200% of base salary, although such an award would be impossible under the 2006 Bonus Program structure.

The Committee considered the following in establishing bonus awards for 2006:

•

Bonus Targets.    Bonus targets (the applicable percentage of base salary) were based on each employee’s salary level. Accordingly, the formula bonus for employees with comparable base salaries will also be comparable. Target percentages for each salary grade have historically remained stable. However, bonus targets for certain salary grades were increased last year to provide the Committee with some flexibility, albeit only negative discretion, to revise formula awards for named executive officers based on individual performance. Prior to that, bonus target percentages had been unchanged since 1996. However, during that time, our target bonus levels have been the subject of periodic benchmarking against competitors and comparably sized general industry companies, including the Watson Wyatt research performed in 2006. As discussed above, that research found the target bonus levels for executives to be generally competitive. This is consistent with the Committee’s objective to provide a competitive, meaningful annual cash incentive opportunity based on Rayonier’s performance against identified key financial metrics, while maintaining flexibility to adjust formula awards (albeit only downward for named executive officers) to reflect the executive’s individual performance. No adjustments were made to formula awards for the named executive officers in 2006.

The Committee established the following bonus targets as a percentage of base salary for each of our named executive officers for 2006: Mr. Nutter 100%; Mr. Brannon 65%; Mr. Boynton 65%; Mr. Frazier 61%; Mr. Vanden Noort 44%; and Mr. Kraus 41%.

•

Corporate Performance Factor.    The Committee established the formula for calculation of the CPF under the 2006 Bonus Program to focus management on the financial metrics considered most critical to Rayonier. For 2006, CPF was calculated based on actual performance, subject to certain adjustments as discussed below, as compared to budgeted:

•	Net Income (weighted at 45%);

•	Cash Available for Distribution (weighted at 40%); and

•	Return on Total Capital (weighted at 15%).

Cash Available for Distribution, or “CAD,” is a measure of a company’s ability to generate cash which can be distributed to shareholders or used for share repurchases, debt reduction or strategic acquisitions. The Committee selected and weighted these measures, particularly CAD, to focus employees on the importance of cash generation given our REIT structure.

Each year, Mr. Vanden Noort presents all unusual, nonrecurring and non-budgeted items materially impacting the CPF calculation for review by the Committee to determine whether each item should be included or excluded from the calculation. For 2006, the Committee excluded items totaling approximately $18,000,000, resulting in a reduction in CPF from 112% to 105%.

The performance metrics and weightings used in the CPF calculation for 2006 were unchanged from 2005. Mr. Nutter and his direct reports, including all the named executive officers, received their 2006 bonus awards following Committee approval at the regular February meeting.

As a result of recommendations from the Watson Wyatt study discussed above, the Committee has made adjustments to the 2007 Bonus Program. See “2007 Compensation Decisions” below.

Long-Term Incentive Compensation

The 2004 Rayonier Incentive Stock and Management Bonus Plan (the “2004 Plan”) allows the Committee the flexibility to award long-term compensation incentives from a menu of equity-based awards. The Committee’s objective in granting such awards is to provide a strong incentive to our executives and key employees to focus on the ongoing creation of shareholder value, by offering above-market compensation opportunities for superior performance. These award opportunities not only allow us to offer a competitive overall compensation package, but also further opportunities for share ownership by our employees in order to increase their proprietary interest in Rayonier and, as a result, their interest in our long-term success and their commitment to creating shareholder value.

Long-term incentives may consist of restricted stock, nonqualified stock options, incentive stock options (ISOs), stock appreciation rights (SARs), performance shares or any combination of the foregoing, as the Committee may determine. The Committee historically has not awarded ISOs or SARs, and uses restricted stock selectively for retention purposes. In granting long-term incentive awards, the Committee determines:

•	the executives and key employees to receive awards;

•	the desired aggregate grant date value of each award;

•	the allocation of that value between stock options and performance shares; and

•	the terms and conditions of each award.

Long-term incentive awards for 2006 were determined and approved at the Committee’s regularly scheduled December 2005 meeting and are reflected in this Proxy Statement, including in the Summary Compensation Table on page 28 and the Grants of Plan-Based Awards table on page 29.

In determining the value of long-term incentive awards to the named executive officers in 2006, the Committee’s objective was, with certain changes to effect internal pay equity, to maintain the aggregate grant date dollar values at 2005 award levels, but to increase the allocation to performance shares from 65% to 70% of grant date value, with a resulting decrease in the allocation of value to stock options from 35% to 30%. The allocation was made utilizing a valuation model from Hewitt Associates for performance shares and the Black-Scholes valuation model for stock options. As discussed above, long-term incentive award values reflect periodic benchmarking against peer companies (see “Benchmarking Compensation Against Our Peers” above). These peers include forest products, REIT and general industry peer groups. Long-term incentive award levels also reflect individual performance factors, internal pay equity considerations and historical award levels.

Through this mix of stock options and performance shares, our aim is to focus senior executives on providing superior returns to our shareholders and driving for sustained increases in Rayonier’s stock price. We believe that this mix of long-term incentive elements is consistent with current market practices, and makes efficient use of shares available under the 2004 Plan, as the economic and incentive value of a Rayonier stock option is limited as a consequence of our shares’ relatively high dividend yield and low volatility. In 2007, the Committee adjusted the relative allocation of value for long-term incentives further toward performance shares, and brought all executives of the Company into the Performance Share Program. For additional information, see the discussion below of “2007 Compensation Decisions.”

Stock Options

2006 stock option awards to our named executive officers are shown on the Grants of Plan-Based Awards table on page 29.

Our stock option award program helps us:

•	motivate and reward superior performance on the part of executives and key employees;

•	enhance the link between the creation of shareholder value and long-term executive incentive compensation;

•	encourage increased stock ownership in Rayonier by executives; and

•	maintain competitive levels of total compensation.

Stock Option Award Level Determination.    For senior executives (including Mr. Nutter and all named executive officers), stock option award levels are based on three factors: (i) the aggregate dollar value of the total long-term incentive award opportunity for the executive approved by the Committee; (ii) the portion of that total value allocated to stock options by the Committee; and (iii) the value of a stock option calculated at the time of award approval. For award purposes, the value of a stock option is based on the Black-Scholes valuation model, which is the same method we use in our financial statements, although as of a slightly earlier date (the December Committee meeting versus the January grant date).

Option Grant Practices.    We make decisions on equity awards, including stock option grants, based solely on our compensation and retention objectives and our established measurements of the value of these awards. Each December, the Committee approves the annual stock option awards for the upcoming year for selected executives and key employees, as well as the award date, on which the exercise price for the awards is set. For annual grants the award date has historically been the first trading day in January. We do not backdate options or grant options retroactively. In addition, we do not plan to coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information. For 2006, options to purchase 397,100 stock options were authorized for award to 43 executives and 82 key employees.

The only other times stock options may be granted are in connection with new hires or promotions. The exercise price for these awards is set on the date of employment or the promotion date. The Committee has delegated authority to Mr. Frazier to make these discretionary awards of up to 5,000 shares to a single employee, subject to an aggregate annual limit of 30,000 shares, and prompt reporting of all such grants to the Committee. For 2006, such discretionary grants totaled 2,750 shares to three non-executive employees. The Committee has not delegated any other aspect of the stock option grant process to any other person or committee.

The exercise price of all awarded stock options is equal to the composite closing price of Rayonier shares on the New York Stock Exchange on the award date. The awards vest and become exercisable in one-third increments on the first, second and third anniversaries of the award date, and expire on the tenth anniversary of the award date or earlier upon certain terminations of employment.

Performance Shares

2006 grants of performance shares for our named executive officers are shown on the Grants of Plan-Based Awards table on page 29.

Our Performance Share Program helps us to:

•	focus senior executives on the long-term creation of shareholder value;

•	provide an opportunity for executive officers to increase their stock ownership in Rayonier;

•	maintain competitive levels of total compensation; and

•	provide a retention incentive for our executive officers.

Under this Program, a target award, expressed as a number of shares of Rayonier stock, is approved for a selected senior executive at the beginning of a 36-month performance period. Awards are approved by the Committee at its regular December meeting and the performance period begins on the following January 1. Awards granted for the performance period beginning January 1, 2006 (and ending December 31, 2008) are referred to as the “2006 Class” of performance share awards. The number of actual Rayonier shares to be paid to an executive in respect of a performance share award is determined at the end of the performance period. The payout, if any, is based on the level of economic return we produce for our shareholders (referred to as Total Shareholder Return or “TSR”) as compared to that produced by companies selected by the Committee as relevant performance peers to Rayonier during the same period.

TSR is calculated for the performance period by an independent third party based upon the return on a hypothetical investment in Rayonier Common Stock versus the return on a similar hypothetical investment in each of the peer companies, in all cases assuming reinvestment of dividends. For the 2005 and 2006 Class awards, the peer companies consist of the companies comprising two industry-specific indices selected by the Committee (we call these companies our “peer group”). In previous years, the peer group has consisted of either a list of competitors selected by the Committee or the companies comprising a single forest products industry index.

Our peer group for the 2006 Class awards consists of the twelve companies comprising the S&P Supercomposite Paper & Forest Products Index (a closely followed forest products industry index) and the roughly 150 companies comprising the National Association of Real Estate Investment Trusts (NAREIT) Equity REIT Index (an index consisting of all U.S. publicly traded real estate investment trusts or “REITs”). The Company’s TSR performance will be calculated separately against the companies comprising each index on a quintile basis where the TSR performance of Rayonier and each company in each index will be ranked against others in that index and divided into fifths or “quintiles” at the end of the performance period (December 31, 2008) to determine which quintile our TSR performance falls. Our performance against the companies in the S&P Supercomposite Paper & Forest Products Index will determine two-thirds of the award and performance against the NAREIT Equity REIT Index companies will determine one-third of the award. These weightings were determined by the Committee in recognition of the increasing importance of the REIT investment community in our shareholder base.

The payout level earned by each participating executive, as a percentage of his or her target, will depend upon our quintile TSR performance against the companies in each index, as follows:

Quintile	Payout as Percentage of Target
5th (lowest)	0%
4th	50%
3rd	100%
2nd	137.5%
1st (highest)	175%

The Committee routinely considers the terms of our Performance Share Program and seeks to ensure that awards provide appropriate and competitive incentives and that the peer group is representative of our business and the investment alternatives available to investors and allows for efficient administration of the program. For the 2007 Class awards, which will be paid out after the end of the performance period in December 2009, the peer group and payout calculation have been adjusted. For additional information, see “2007 Compensation Decisions” below.

Performance Share Award Level Determination.    Consistent with the process used for determining stock option award levels for senior executives (including all of our named executive officers) discussed above, performance share award levels are based on: (i) the aggregate dollar value of the total long-term incentive award opportunity for the executive approved by the Committee; (ii) the portion of that total value allocated to performance shares by the Committee; and (iii) the value of a performance share calculated at the time of award approval. For 2006, the value allocation to performance shares was 70% for the ten senior executives chosen to participate in the Performance Share Award Program. The grant date dollar value of a performance share was projected at the December 2005 Committee meeting, using a valuation model provided by Hewitt Associates at $26.66 per share, or 68% of the then-current share price. Consistent with applicable accounting rules, we use a different valuation model for financial statement purposes which is derived from a simulation model run in January after the awards are made.

Retirement Plans and Programs

We maintain the following plans and programs to provide retirement benefits to salaried employees, including Mr. Nutter and each of the named executive officers:

•	the Rayonier Investment and Savings Plan for Salaried Employees;

•	the Retirement Plan for Salaried Employees;

•	the Rayonier Excess Benefit Plan;

•	the Retiree Medical Plan; and

•	the Deferred Bonus and Base Salary Plan.

The benefits available under these Plans are intended to provide income replacement after retirement, either through a defined pension benefit, withdrawals from a 401(k) plan or deferred compensation, as well as access to quality healthcare insurance.

The Rayonier Investment Savings Plan for Salaried Employees (the Savings Plan) is a qualified 401(k) defined contribution plan designed to encourage salaried employees to save and invest for retirement. Under the Savings Plan, employees may contribute up to the annual IRS limits on a pre-tax basis. We will match such contributions at a rate of $.60 for each $1.00 up to 6% of the employee’s base salary. In addition, we make an annual retirement contribution to each participant’s account equal to 3% of base salary for employees hired after January 1, 2006, or .5% of base salary for employees hired before 2006. The retirement contribution was increased, and automatic enrollment of all new salaried employees in the Savings Plan implemented, coincident with the closing of our defined benefit pension plan to new salaried employees effective January 1, 2006. This change reflects our desire that salaried employees take a more active role in planning, saving and investing for retirement.

Rayonier contributions, both matching and retirement contributions, vest at a rate of 20% per year over the participant’s first five years of employment, and are made in the form of Rayonier stock in order to encourage employee share ownership. However, employees are free to transfer company contributions to other investment options available under the Savings Plan immediately.

The Retirement Plan for Salaried Employees of Rayonier Inc. (the Retirement Plan) is a tax-qualified retirement plan covering substantially all eligible salaried employees hired prior to January 1, 2006. The Retirement Plan provides income replacement following retirement through the payment of monthly pension benefits based upon the employee’s average final compensation and years of service. The costs of benefits under the Retirement Plan are borne entirely by Rayonier. Consistent with our desire that salaried employees take a more active role in saving for retirement, this benefit was replaced by the increased retirement contribution under the Savings Plan discussed above for new salaried employees effective January 1, 2006.

Pension benefits under the Retirement Plan vest after five years of service, and once vested are protected by federal law. The benefits available and the calculation of such benefits are detailed beginning on page 32.

We maintain two “excess” plans which allow employees to continue to receive benefits that would otherwise be payable under the Retirement Plan or the Savings Plan if not for federal tax regulations limiting such benefits due to an employee exceeding applicable benefit, compensation or contribution levels. The purpose of these excess plans is to continue accrual of pension and savings plan benefits for all salaried employees on a uniform basis regardless of compensation levels. All employees covered by the Retirement Plan or the Savings Plan are eligible under these excess plans. We believe the extension of these benefits to executives is consistent with historic and current market practice for companies offering qualified defined benefit and defined contribution plans.

The Rayonier Inc. Excess Benefit Plan is a non tax-qualified unfunded plan that provides supplemental benefits to salaried employees whose benefits under the Retirement Plan are reduced by limiting federal tax regulations, as discussed further beginning at page 32.

The Rayonier Inc. Excess Savings and Deferred Compensation Plan is a nonqualified, unfunded plan that consists of two components. The Excess Savings component of the Plan supplements the Savings Plan discussed above by providing employees with Rayonier contributions lost due to the federal tax regulations limiting employee contributions to defined contribution plans. Amounts contributed, and the Rayonier match, are unsecured, but earn a return equal to 120% of the long-term Applicable Federal Rate (adjusted monthly). See additional discussion at page 34.

The Excess Base Salary and Bonus Deferral component provides employees the opportunity to defer base salary in excess of $170,000 (less amounts contributed under the Excess Savings portion of the Plan) and all or any portion of their annual bonus. Amounts deferred are unsecured, but earn a return equal to the 10 year treasury rate plus 1.50% (adjusted monthly). See additional discussion at page 34. The purpose of the salary and bonus deferral program is to provide employees with a convenient and efficient opportunity to save for retirement or other future events, such as college expenses, while deferring applicable income taxes until withdrawal. All named executive officers were eligible and participating in the Excess Savings component of this Plan in 2006. While all named executive officers were eligible, only Mr. Nutter participated in the Excess Base Salary and Bonus Deferral component in 2006.

The Rayonier Salaried Retiree Medical Program provides salaried employees eligible for retirement with access to healthcare insurance, which for 2006 was partially subsidized by Rayonier at levels dependent upon the retiree’s years of service. We believe that our retirees deserve to continue to have access to quality healthcare, and extend these benefits on an equivalent basis to all eligible retirees. For 2006, this Program was self-insured by Rayonier, consistent with the healthcare program for active employees. For 2007, we have chosen to provide this Program through third-party insurers.

Executive Severance Pay Plan

The Committee recognizes that, as with all publicly-traded corporations, there exists the possibility of a change in control of Rayonier and that the uncertainty created by that possibility could result in the loss or distraction of senior executives, to the detriment of our shareholders. The Executive Severance Pay Plan (the Severance Plan) reflects the Committee’s view that it is critical for executive retention to be encouraged and that the continued attention and dedication to duty of our senior executives be fostered, notwithstanding the possibility, threat, rumor, or occurrence of a change in control of Rayonier. In addition, the Severance Plan is intended to align executive and shareholder interests by enabling executives to consider corporate transactions that may be in the best interests of our shareholders and other constituents without undue concern over whether the transaction would jeopardize the executives’ own employment or significantly disrupt or change the culture or environment of their employment.

The Severance Plan achieves these objectives by providing certain benefits to eligible executives designated by the Committee, which currently include all of our named executive officers, in the event of a change in control. In the event of the imposition of an excise tax on the benefits paid under the Severance Plan, such benefits would be “grossed-up” (meaning that in addition to providing the benefit we would reimburse the executive so that he or she would receive the same amount after tax as he or she would have received had there been no excise tax imposed). The basic elements of the Severance Plan are:

•

Upon a “Change in Control” of the Company, as defined under the Severance Plan, the following so-called “single trigger” benefits would be provided regardless of whether an executive’s employment is terminated:

•	Immediate vesting of all outstanding stock option and restricted stock awards consistent with the terms of the 2004 Plan;

•

The ability to require the Company to “cash out” the value of such stock options and restricted stock within 60 days following the change in control at a “formula price” calculated to reflect the greater of (a) the highest closing price of the stock during the 60 days preceding the change in control or any higher price paid during such period by a company required to file a Schedule 13D with the SEC (generally including a stockholder owning more than 5 percent of our stock) or (b) the price paid for our stock in connection with any transaction constituting a change in control;

•

Settlement of all outstanding performance share awards for which the performance period is more than 50% completed at the greater of: (i) the award value payable assuming the performance period ended on the date of the change in control and utilizing the formula price for TSR performance purposes; or (ii) a 100% target award under the applicable program(s); and

•	Settlement of all outstanding performance share awards for which the performance period is less than 50% completed at 100% of target performance under the applicable program(s).

•

Upon an eligible executive’s employment being terminated (other than “for cause” as defined in the Severance Plan) following a change in control, the following so-called “double trigger” benefits would be provided:

•	Cash payments equal to:

•	two or three times the executive’s base salary depending upon his or her designation as a Tier II or Tier I executive under the Severance Plan;

•

two or three times (depending on Tier II or Tier I status) the greater of: (i) the highest annual bonus received by the executive over the three years preceding the termination of employment; (ii) the executive’s target bonus for the year in which the change in control occurred; or (iii) the executive’s target bonus in the year of termination;

•

the actuarial value of an additional three years of eligibility service under our retirement plans and three years additional participation in the Savings Plan at the executive’s then-current contribution levels;

•	a prorated annual bonus, at target, for the year in which the termination occurs;

•	two or three times (depending on Tier II or Tier I status) the annual Rayonier contribution to health and welfare plans applicable to the executive, discounted to present value;

•	the value of the executive’s accrued annual allowance under the Senior Executive Tax and Financial Planning Program; and

•	the cost of up to 12 months outplacement services, not to exceed $30,000.

The potential costs of benefits under the Severance Plan for the named executive officers are set forth beginning on page 35.

We maintain two trusts to protect benefits payable to executives covered under the Severance Plan, which includes all of the named executive officers, in the event of a change in control of Rayonier. The Supplemental Severance Trust protects executives’ severance benefits following a change in control. This trust was funded with $1 million, but upon a change in control, Rayonier would be required to fund the trust in an amount sufficient to pay eligible executives any benefits to which they would be entitled under the Severance Plan, assuming termination of their employment. In addition, we have funded the Legal Resources Trust with $250,000 for each executive covered under the Severance Plan. These amounts would be made available for any litigation or similar expenses incurred by an executive in collecting amounts due from Rayonier under the Severance Plan or other nonqualified retirement benefits arrangement. Both of these trusts also provide protection for benefits available under Mr. Nutter’s Change in Control Agreement discussed in the following section.

Other Plans Providing Termination Or Retirement Benefits

The Rayonier Key Executive Insurance Program was created to promote retention of eligible senior executives by providing enhanced benefits for a fifteen-year period from the date of retirement. Mr. Nutter is the only executive remaining eligible to participate in the program, which will provide him with an annual enhanced retirement benefit of $60,000.

The Change in Control Agreement for W. Lee Nutter, entered into in 2001, assures that Mr. Nutter will receive no less than $5 million if his employment were to be terminated within 60 months of a change in control of Rayonier. The benefit is reduced on a dollar-for-dollar basis by any cash benefits received by Mr. Nutter under the Severance Plan. Consequently, even if its provisions were triggered, we do not anticipate that Mr. Nutter would receive any payments under this agreement.

The Key Employee Retention Agreement for Paul G. Boynton was entered into in December 2003 (and amended March 2006) to provide a retention incentive to Mr. Boynton. This agreement would be triggered if

Mr. Boynton’s employment were to be terminated involuntarily or voluntarily for “good cause” within twelve months after a sale of an operating subsidiary of Rayonier or of a controlling interest in any such subsidiary. Payments under this agreement would equal the benefits to which he would be entitled to under the Severance Plan, including vesting of stock options and performance share awards, had his employment been terminated in connection with a change in control of Rayonier. The Agreement also provides that if Mr. Boynton is actively involved in completing such an operating subsidiary sale at Rayonier’s request, whether or not his employment is terminated, he would receive a payment between 80% and 120% of the benefits he would be entitled to under the Severance Plan in the event of a termination of his employment following a change in control. This agreement will expire December 31, 2009 (subject to extension if an operating subsidiary sale has occurred or negotiations are underway).

The Severance Pay Plan for Salaried Employees provides severance benefits to all salaried employees of Rayonier, including the named executive officers, in the event their employment is terminated (other than “for cause” and other non-qualifying terminations defined in the Plan). Upon execution of a satisfactory separation agreement, the severance benefit available to a named executive officer may range from 21 weeks to 27 weeks of base salary, plus an additional week of base salary for each year of service over one year.

Perquisites And Personal Benefits

We provide our named executive officers with limited perquisites that the Committee believes are reasonable and consistent with our desire to attract and retain talented executives. The Committee periodically reviews the nature and value of perquisites and other personal benefits provided.

Under our perquisites program, in addition to personal benefits that are available broadly to our employees, executives, including our named executive officers, are eligible to participate in the following programs:

•	Executive Physical Program—Each executive-level employee of the Company is required to have a physical examination every other year until age 50, and every year after 50.

•

Senior Executive Tax and Financial Planning Program—This program provides reimbursement to nine senior executives (including the named executive officers) for expenses incurred for preparation of annual income tax returns and for financial and estate planning. Reimbursements are taxable to the recipient, and are grossed-up for tax purposes. The annual reimbursement limit (before gross-up) for 2006 was $50,000 for Mr. Nutter and $10,000 for all other participants.

The total cost of these programs to the Company for 2006 was approximately $143,000 (including tax gross-ups). The Company does not pay car allowances (or provide company cars), personal club membership dues, home security expenses or allow personal use of chartered aircraft.

Other Matters

Share Ownership Requirements

We believe that share ownership requirements help to further focus the senior management team on the long-term success of our business and the interests of our shareholders. All executives at the Vice President level and higher are expected to acquire and hold, within three years after taking such position, Rayonier shares with a value equal to a designated multiple of their base salary. There are four tiers within senior management covered by ownership requirements. For the chief executive officer, the requirement is four times base salary; for executive vice presidents, three; for senior vice presidents, two and for vice presidents, one. We also require that each director, within four years of joining our Board, maintain a minimum ownership interest in Rayonier at a level equal to four times the director’s annual equity retainer.

Currently, all directors and officers subject to our share ownership requirements have met their required level of ownership.

Implications of Tax and Accounting Matters

Deductibility of Executive Compensation.    The Company is able to take deductions in excess of $1 million for certain performance-based incentives, including incentives provided under certain plans approved by our shareholders, paid to the persons identified in Section 162(m) of the Internal Revenue Code of 1986, as amended. Under this law, corporations may not deduct, when computing taxable income, salary and non-performance based compensation exceeding $1 million paid to a single executive. While Rayonier seeks to structure compensation it pays so that it is eligible for deduction, if compliance with the terms of Section 162(m) conflicts with the Company’s compensation philosophy, or with actions that the Committee believes are in the best interests of Rayonier and our shareholders, the Committee may conclude that payment of non-deductible compensation is appropriate under the circumstances to allow us to pay competitive compensation to our executive officers. For 2006, nondeductible compensation under this law consisted of $585,096 for Mr. Nutter as a result of vesting of a restricted share award in February.

Nonqualified Deferred Compensation.    On October 22, 2004, the American Jobs Creation Act of 2004 became law, changing tax rules applying to “nonqualified deferred compensation arrangements.” While the final regulations have not become effective yet, we believe that Rayonier is operating in good faith compliance with the statutory provisions that became effective January 1, 2005. A more detailed discussion of the Company’s nonqualified deferred compensation arrangements is provided on page 34 under the heading “Nonqualified Deferred Compensation.”

Accounting for Stock-Based Compensation.    Beginning on January 1, 2006, the Company began accounting for stock-based awards, including stock options, performance shares and restricted stock awards in accordance with the requirements of FASB Statement 123(R).

2007 Compensation Decisions

The Committee has approved various changes to our executive compensation programs for 2007, particularly the Annual Corporate Bonus Program and the Performance Share Award Program, largely in response to recommendations coming out of the Watson Wyatt report presented to the Committee last October. These changes are summarized below.

For 2007 long-term incentive awards, the Committee shifted the allocation of value to 80% performance shares and 20% stock options, and brought all executive level employees into the Performance Share Award Program. We believe this continued shift in focus to performance shares from stock options reflects evolving market practices, particularly in the REIT industry, provides better incentives for our executives and makes more efficient use of shares available under the 2004 Plan. As discussed in this Proxy Statement (see page 43), at the Annual Meeting the Board is recommending shareholder approval of amendments to the 2004 Plan to increase the number of shares available for performance share, restricted stock and other equity-based awards. This amendment is necessary in order for the shift in value allocation toward performance shares to be sustainable.

We modified our Performance Share Program to calculate payouts based on the relative performance of Rayonier against a custom peer group of 15 forest products, REIT and real estate companies1, rather than against weighted industry indices as we have for the past two years. We believe this will provide a more operationally relevant peer group and dramatically simplify the performance calculations required for valuing awards for financial statement purposes and for determining relative performance. This Program has also been modified to calculate payouts varying directly with our percentile performance against the peer group, rather than based on our relative quintile performance.

[1]

Plum Creek, Temple-Inland, Weyerhaeuser, Buckeye, St. Joe Company, Bowater, Louisiana-Pacific, Neenah Paper, Potlach, Mead-Westvaco, Deltic Timber, Tembec, Duke Realty Corp., International Paper and Packaging Corporation of America.

The Annual Corporate Bonus Program for 2007 has been modified as it affects our named executive officers by:

•	Updating target bonus percentages for two salary grades identified as noncompetitive;

•	Requiring a threshold CPF level of 85% before any bonus pool is created;

•	Increasing the maximum payout under the Program to 200% of target at a CPF level of 120% or higher;

•	Calculating awards for performance of operations executives based on a weighted mix of corporate and business unit level performance metrics; and

•

Providing for funding of bonuses for the named executive officers at the maximum 200% level upon achievement of threshold performance levels, thereby allowing the Committee flexibility to use the negative discretion allowed under federal tax laws to set bonus levels for these executives based on actual corporate and business unit performance levels and the executives’ attainment of identified personal performance objectives.

Also beginning in 2007, the Committee will review all of our executives’ compensation annually, rather than using the historic 15 or 18-month performance cycles.

Other compensation programs remained materially unchanged.

In evaluating our compensation plans for 2007, the Committee retained the services of three compensation consultants, Watson Wyatt, Hewitt and Semler Brossy. The Committee specifically focused on Watson Wyatt’s recommendations based on their 2006 review of our executive compensation practices discussed above, on information provided by a Hewitt survey of compensation practices at companies approximating Rayonier’s market capitalization and assets, and on Semler Brossy’s recommendations regarding plan design for the 2007 Annual Corporate Bonus Program. We also used the Towers Perrin 2006 Compensation Data Bank covering U.S. general industry companies with revenues from $1 billion to $3 billion. Based on comparisons drawn from this research, we believe that our compensation programs for 2007 deliver direct compensation and long-term incentive opportunities consistent with market practice and our compensation philosophy.

CEO Succession Compensation Actions

Lee M. Thomas was elected as Rayonier’s President and Chief Executive Officer effective March 1, 2007, succeeding Mr. Nutter, who will continue to serve as Chairman through June 30, 2007. Mr. Thomas’ 2007 compensation package consists of: (i) an annual base salary of $850,000; (ii) a target bonus equal to 100% of his prorated base salary; (iii) 55,300 Performance Shares (2007 Class) and 49,200 nonqualified stock options; and (iv) a restricted stock grant of 50,000 shares with 7,500 shares vesting after three years, 17,500 shares vesting after four years and the balance vesting after five years. The Performance Share award is contingent upon approval by our shareholders of the proposed amendment to the 2004 Plan (See “Proposal to Amend the 2004 Rayonier Incentive Stock and Management Bonus Plan” on page 43).

In recognition of his 40 years of service to Rayonier, the Board approved the following benefits for Mr. Nutter to be effective upon his retirement on June 30, 2007: (i) extension of the period during which he may exercise all outstanding stock options until the expiration of their term; (ii) full payout of outstanding Performance Share awards at the end of their performance periods (which would otherwise be prorated for the length of his employment during the performance period); (iii) reimbursement for the cost of office space and related services with a value of up to $6,000 per month through January 31, 2009 (when he would reach the normal retirement age of 65); and (iv) continued participation to age 65 in our Executive Physical and Senior Executive Tax and Financial Planning programs.

Report Of The Compensation And Management Development Committee

The Compensation and Management Development Committee of the Rayonier Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement, which is incorporated by reference into the Company’s 2006 Annual Report on Form 10-K filed with the SEC.

The Compensation and Management Development Committee

Thomas I. Morgan, Chair	Paul G. Kirk, Jr.
Richard D. Kincaid	Katherine D. Ortega

SUMMARY COMPENSATION TABLE

This table discloses compensation for Rayonier’s Principal Executive Officer, Principal Financial Officers and the three other most highly compensated executive officers in the Company (the “named executive officers”) for 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6) (7)	Total ($)
W. Lee Nutter Chairman, President and Chief Executive Officer	2006	800,000	—	2,311,158	818,322	840,000	880,353	17,907	5,667,740
Hans E. Vanden Noort Senior Vice President and Chief Accounting Officer	2006	270,000	—	451,922	102,944	124,740	39,135	20,639	1,009,380
Carl E. Kraus Senior Vice President, Finance	2006	270,000	20,000	60,418	51,700	100,000	34,002	75,346	611,466
Timothy H. Brannon Senior Vice President, Forest Resources and Wood Products	2006	332,596	—	1,064,761	436,452	238,875	463,956	18,493	2,555,133
Paul G. Boynton Senior Vice President, Performance Fibers	2006	300,000	—	895,567	193,444	204,750	52,171	27,282	1,673,214
W. Edwin Frazier, III Senior Vice President, Administration and Corporate Secretary	2006	290,000	—	895,567	193,444	185,745	74,149	26,074	1,664,979

(1)	Mr. Kraus received a $20,000 hiring bonus.

(2)	This amount reflects the 2006 expense to the Company for restricted stock and performance share awards granted in 2004, 2005 and 2006. A discussion of the assumptions used in calculating these values may be found in Note 19 “Incentive Stock Plans” included in the notes to our financial statements in our 2006 Form 10-K.

(3)	This amount reflects the 2006 expense to the Company for stock options granted in 2004, 2005 and 2006. The expense equates to one-third of the option value for each year consistent with the vesting schedule for these awards. In addition, consistent with FAS123(R), the expense for Mr. Nutter and Mr. Brannon includes the full value of their 2006 option grants as they were retirement eligible in 2006. A discussion of the assumptions used in calculating these values may be found in Note 19 “Incentive Stock Plans” included in the notes to our financial statements in our 2006 Form 10-K.

(4)	Represents awards under the “2006 Annual Corporate Bonus Program” discussed in the Compensation Discussion and Analysis beginning on page 16.

(5)	Represents: (a) the annual change in actuarial present value of the participant’s pension benefit under the Company’s retirement plans; and (b) the above market interest on nonqualified deferred compensation. Excess Base Salary and Annual Bonus Deferral account balances earn a rate of return equal to the rate of return of 10-Year Treasury Notes (adjusted monthly) plus 1.5%. Under SEC regulations, any returns on nonqualified deferred compensation in excess of 120% of the applicable federal long-term rate are considered above market interest and must be reported. Accordingly, above market interest paid for 2006 was: Mr. Nutter, $12,195; Mr. Vanden Noort, $866; and Mr. Boynton, $941.

(6)	These amounts include Company contributions to the Rayonier Investment and Savings Plan for Salaried Employees, a 401(k) Plan; premiums for group life insurance; reimbursement of expenses incurred under the Senior Executive Tax and Financial Planning Program; and the costs of mandatory executive physical examinations. As amounts reimbursed under the Senior Executive Tax and Financial Planning Program are considered taxable, the following tax reimbursements were provided: Mr. Nutter, $1,582; Mr. Vanden Noort, $3,596; Mr. Brannon, $2,730; Mr. Boynton, $7,376; and Mr. Frazier, $3,813. Mr. Kraus received $40,660 in relocation costs along with a relocation tax reimbursement of $17,734.

(7)	All amounts reflect actual expenses incurred and paid by the Company in providing these benefits.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Approval Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (5)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
W. Lee Nutter	—	2/27/06	0	800,000	1,200,000						—
	1/3/06	12/8/05				20,800	41,600	72,800			1,508,044
	1/3/06	12/8/05							57,400	$41.34	518,322

Hans E. Vanden Noort	—	2/27/06	0	118,800	178,200						—
	1/3/06	12/8/05				5,250	10,500	18,375			380,636
	1/3/06	12/8/05							14,400	41.34	130,032

Carl E. Kraus	—	2/27/06	0	110,700	166,050						—
	1/3/06	12/8/05				3,600	7,200	12,600			181,255
	1/3/06	12/8/05							10,000	41.34	90,300

Timothy H. Brannon	—	2/27/06	0	227,500	341,250						—
	1/3/06	12/8/05				10,350	20,700	36,225			750,397
	1/3/06	12/8/05							28,400	41.34	256,452

Paul G. Boynton	—	2/27/06	0	195,000	292,500						—
	1/3/06	12/8/05				8,850	17,700	30,975			641,644
	1/3/06	12/8/05							24,400	41.34	220,332

W. Edwin Frazier, III	—	2/27/06	0	176,900	265,350						—
	1/3/06	12/8/05				8,850	17,700	30,975			641,644
	1/3/06	12/8/05							24,400	41.34	220,332

(1)	2006 annual equity grants were made in December 2005 and effective the first trading day of January 2006. For the Non-Equity Incentive Plan Awards, the approval date reflects the date on which the Compensation and Management Development Committee approved the performance criteria under the 2006 Annual Corporate Bonus Program.

(2)	Reflects potential awards under the 2006 Annual Corporate Bonus Program. Awards can range from 0% to 150% of the target award. See the “Annual Bonus Awards” section of the Compensation Discussion and Analysis beginning on page 16. Performance under the 2006 Annual Corporate Bonus Program resulted in an available bonus pool equal to 105% of the target awards. The actual amount earned by each named executive officer in 2006 is reflected in the Summary Compensation Table on page 28 under Non-Equity Incentive Plan Compensation.

(3)	Reflects potential awards under the Performance Share Program commencing in 2006. Awards can range from 0% to 175% of the target award. See the “Performance Shares” section of the Compensation Discussion and Analysis beginning on page 19.

(4)	Reflects annual stock option awards for 2006. The exercise price per share is equal to the closing price of a Common Share on the grant date. See the “Stock Options” section of the Compensation Discussion and Analysis beginning on page 18.

(5)	Reflects the grant date fair value calculated in accordance with FAS123(R).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

This table discloses outstanding stock option, performance share and restricted stock awards for the named executive officers as of December 31, 2006.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexer- cised Options (#) Exercisable	Number of Securities Underlying Unexer- cised Options (#) Unexer- cisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (5)	Equity Incentive Plan Awards
							Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3) (4)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (5)
W. Lee Nutter	0	57,400	41.34	01/03/16
	25,000	50,000	32.27	01/03/15
	50,000	25,000	27.72	01/02/14
	160,245	0	17.23	01/04/13
	146,892	0	18.59	01/04/12
	133,538	0	14.35	01/04/11
	133,538	0	17.51	01/05/10
	80,123	0	17.06	01/06/09
	46,025	0	15.96	01/04/08
							72,800	2,988,440
							87,413	3,588,304
							74,925	3,075,671

Hans E. Vanden Noort	0	14,400	41.34	01/03/16
	5,000	10,000	32.27	01/03/15
	10,500	0	27.47	01/01/14
	16,025	0	17.23	01/04/13
	8,013	0	18.59	01/04/12
					15,000	615,750
							18,375	754,294
							13,125	538,781

Carl E. Kraus	0	10,000	41.34	01/03/16
	2,500	5,000	37.59	09/19/15
							12,600	517,230

Timothy H. Brannon	0	28,400	41.34	01/03/16
	15,000	30,000	32.27	01/03/15
	30,000	15,000	27.72	01/02/14
	53,415	0	17.23	01/04/13
	24,038	0	18.59	01/04/12
	21,366	0	14.35	01/04/11
	8,903	0	17.51	01/05/10
	21,366	0	17.06	01/06/09
	18,696	0	15.96	01/04/08
							36,225	1,487,036
							39,375	1,616,344
							33,750	1,385,438

	Option Awards				Stock Awards
	Number of Securities Underlying Unexer- cised Options (#) Exercisable	Number of Securities Underlying Unexer- cised Options (#) Unexer- cisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (5)	Equity Incentive Plan Awards
Name							Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3) (4)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (5)
Paul G. Boynton	0	24,400	41.34	01/03/16
	10,000	20,000	32.27	01/03/15
	20,000	10,000	27.72	01/02/14
	40,062	0	17.23	01/04/13
	26,708	0	18.59	01/04/12
	5,342	0	14.35	01/04/11
					15,000	615,750
							30,975	1,271,524
							26,250	1,077,563
							22,500	923,625

W. Edwin Frazier, III	0	24,400	41.34	01/03/16
	10,000	20,000	32.27	01/03/15
	20,000	10,000	27.72	01/02/14
	13,355	0	17.23	01/04/13
	13,355	0	18.59	01/04/12
	10,683	0	14.35	01/04/11
					15,000	615,750
							30,975	1,271,524
							26,250	1,077,563
							22,500	923,625

(1)	Option awards vest and become exercisable in one-third increments on the first, second and third anniversaries of the award date.

(2)	Represents 2004 restricted stock awards vesting as follows: Mr. Vanden Noort, October 31, 2007; Mr. Boynton. January 2, 2007; and Mr. Frazier, January 2, 2007.

(3)	Represents awards under the Performance Share Award Program for 2004, 2005 and 2006, each with a 36-month performance period.

(4)	Disclosure reflects the maximum potential award. Under the Performance Share Award Program, the actual award value can range from zero to the maximum shown.

(5)	Value based on the December 29, 2006 closing share price of $41.05.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($)
W. Lee Nutter	103,537	2,912,523	88,135	3,768,012
Hans E. Vanden Noort	—	—	—	—
Carl E. Kraus	—	—	—	—
Timothy H. Brannon	—	—	61,427	2,585,838
Paul G. Boynton	—	—	40,060	1,688,372
W. Edwin Frazier, III	13,354	339,472	5,341	212,839

(1)	Represents: (a) restricted share awards vesting in 2006 for Mr. Nutter, Mr. Brannon, Mr. Boynton and Mr. Frazier; and (b) payouts under the 2003 Performance Share Award Program for Mr. Nutter, Mr. Brannon and Mr. Boynton.

PENSION BENEFITS

The following table illustrates the present value of accumulated benefits payable from the Retirement Plan for Salaried Employees of Rayonier Inc., a tax qualified retirement plan (the “Retirement Plan”), and the Rayonier Inc. Excess Benefit Plan, a nonqualified retirement plan (the “Excess Plan”), at the earliest eligible retirement age.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
W. Lee Nutter(2)	Rayonier Salaried Employees Retirement Plan	39.6	388,771	—
	Rayonier Excess Benefit Plan	39.6	8,091,676	—

Hans E. Vanden Noort	Rayonier Salaried Employees Retirement Plan	5.2	92,487	—
	Rayonier Excess Benefit Plan	5.2	61,815	—

Carl E. Kraus	Rayonier Salaried Employees Retirement Plan	1.3	28,202	—
	Rayonier Excess Benefit Plan	1.3	12,978	—

Timothy H. Brannon	Rayonier Salaried Employees Retirement Plan	34.5	446,931	—
	Rayonier Excess Benefit Plan	34.5	1,842,856	—

Paul G. Boynton	Rayonier Salaried Employees Retirement Plan	7.7	112,026	—
	Rayonier Excess Benefit Plan	7.7	115,598	—

W. Edwin Frazier, III	Rayonier Salaried Employees Retirement Plan	7.6	165,768	—
	Rayonier Excess Benefit Plan	7.6	124,815	—

(1)

Present Value of Accumulated Benefit is determined using the assumptions that applied for FAS 87 disclosure as of December 31, 2006. These assumptions include the GAM ‘94 mortality table and interest rates of 5.75% and 6.00% as of December 31, 2005 and December 31, 2006, respectively. Employees are assumed to retire at the earliest age that they will be eligible for an unreduced pension which is at the later of age 60 and 15 years of service, but not later than age 65. Mortality is assumed from that date only.

Benefits are assumed to be paid in the normal form of payment which is a life annuity for single employees and the 90/50 survivor form for married employees. 85% of employees are assumed to be married with the male spouse 3 years older than the female spouse.

(2)	Mr. Nutter is currently eligible for unreduced retirement benefits under the Retirement Plan.

For the period through December 31, 2003, the annual pension amounts to two percent of a member’s average final compensation for each of the first 25 years of benefit service, plus one and one-half percent of a member’s average final compensation for each of the next 15 years of benefit service, reduced by one and one-quarter percent of the member’s primary Social Security benefit for each year of benefit service to a maximum of 40 years, provided that no more than one-half of the member’s primary Social Security benefit is used for such reduction. Effective January 1, 2004, the Retirement Plan was amended so that for future service the annual pension amounts to one and one-half percent of a member’s final average compensation for each year of benefit service to a maximum of 40 years. The Retirement Plan was closed to new hires effective January 1, 2006.

A member is vested in benefits accrued under the Retirement Plan upon completion of five years of eligibility service. Normal retirement is at age 65. The Retirement Plan also provides for unreduced early retirement pensions for participants who retire at or after age 60 following completion of 15 years of eligibility service. Reduced benefits are available at age 55 with at least 10 years of service (“Standard Early Retirement”) or as early as age 50 with age plus eligibility service equal to at least 80 or age 55 with at least 15 years of eligibility service (“Special Early Retirement”). The plan benefit for a member eligible for Standard Early Retirement will be reduced by 3% for each year of age under 65 (i.e., age 64 would result in 97% of the benefit payable). The Retirement Plan benefit for a member eligible for Special Early Retirement will receive a 5% reduction for each year of age under 60 (i.e., age 59 would result in 95% of the benefit payable).

A member’s average final compensation includes salary and approved bonus payments calculated under the Retirement Plan as follows: (1) the member’s average annual base salary for the five calendar years during the member’s last 120 calendar months of service which yield the highest such average, plus (2) the member’s average approved bonus payments for the five calendar years during the member’s last 120 calendar months of service which yield the highest such average.

Rayonier has adopted the Excess Plan to meet the retirement needs of a small segment of its salaried employee population affected by limiting federal legislation. Applicable federal legislation limits the amount of benefits that can be paid and the compensation that may be recognized under a tax-qualified retirement plan. Tax-qualified retirement plan participants whose annual benefit at the time of payment exceeds the IRS Code Section 415 limitations or whose benefit is limited on account of the IRS Code Section 401(a)(17) limitation on compensation are participants of the Excess Plan. Where applicable, retirement benefits earned under the former ITT excess plan have been carried forward to Rayonier and have been incorporated in the Excess Plan. The practical effect of the Excess Plan is to continue calculation of benefits after retirement to all employees on a uniform basis.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (2)
W. Lee Nutter	134,781	23,494	195,414	—	3,339,694
Hans E. Vanden Noort	10,546	6,578	12,438	$124,503	205,943
Carl E. Kraus	—	250	2	—	252
Timothy H. Brannon	9,706	4,856	3,786	—	81,712
Paul G. Boynton	5,077	3,446	14,488	—	249,085
W. Edwin Frazier, III	4,519	3,062	964	—	24,269

(1)	All executive contributions and company contributions in the last fiscal year are reflected as compensation in the Summary Compensation Table on page 28.

(2)	To the extent that a participant was a named executive officer in prior years, executive and company contributions included in the Aggregate Balance at Last FYE column have been reported as compensation in the Summary Compensation Table for the applicable year.

The Rayonier Inc. Excess Savings and Deferred Compensation Plan is intended to provide employees with contributions lost due to IRS limitations placed on defined contribution plans (401(k)). The plan provides for participation in an Excess Savings feature at a $220,000 base salary threshold, as well as an Excess Base Salary Deferral and Annual Bonus Deferral feature at a $170,000 base salary threshold. The Company contributes up to 3.6% of total base salary (reduced by the regular matching contributions made under the 401(k) plan). Excess Savings account balances earn a rate of return equal to 120% of the long-term Applicable Federal Rate (adjusted monthly). Excess Base Salary and Annual Bonus Deferral account balances earn a rate of return equal to the rate of return of 10-Year Treasury Notes (adjusted weekly) plus 1.5%. Excess Savings participants may elect to receive a lump sum or annual installments upon termination of employment. Excess Base Salary Deferral and Annual Bonus Deferral participants may elect to receive a lump sum or annual installments not to exceed fifteen years upon termination of employment or a specific date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table reflects potential termination or change in control payments to the named executive officers if a triggering event were to occur on December 31, 2006. With the exception of the amounts shown in the “Other” column, all payments are as provided under the Executive Severance Pay Plan discussed beginning on page 22 of the Compensation Discussion and Analysis.

Name	Scheduled Severance ($) (1)	Bonus Severance ($) (2)	Pension / 401(k) Benefit ($) (3)	Medical / Welfare, Tax and Outplacement Benefits ($) (4)	Acceleration of Equity Awards ($) (5)	Other ($) (6)	Excise Tax Reimburse- ments ($) (7)
W. Lee Nutter
Voluntary termination	—	—	—	—	—	—	—
Terminated for cause	—	—	—	—	—	—	—
Retirement	—	—	—	—	—	60,000	—
Change in Control	—	—	—	—	8,754,299	—	—
Involuntary or voluntary for good reason termination after change in control	2,400,000	3,927,900	4,965,067	72,555	—	—	6,832,500

H. E. Vanden Noort
Voluntary termination	—	—	—	—	—	—	—
Terminated for cause	—	—	—	—	—	—	—
Retirement	—	—	—	—	—	—	—
Change in Control	—	—	—	—	1,614,860	—	591,653
Involuntary or voluntary for good reason termination after change in control	810,000	549,000	221,760	75,306	—	—	636,540

C. E. Kraus
Voluntary termination	—	—	—	—	—	—	—
Terminated for cause	—	—	—	—	—	—	—
Retirement	—	—	—	—	—	—	—
Change in Control	—	—	—	—	312,860	—	—
Involuntary or voluntary for good reason termination after change in control	540,000	221,400	256,781	58,288	—	—	376,693

T. H. Brannon
Voluntary termination	—	—	—	—	—	—	—
Terminated for cause	—	—	—	—	—	—	—
Retirement	—	—	—	—	—	—	—
Change in Control	—	—	—	—	4,139,378	—	1,327,833
Involuntary or voluntary for good reason termination after change in control	1,050,000	998,400	2,190,065	67,560	—	—	1,816,744

P. G. Boynton
Voluntary termination	—	—	—	—	—	—	—
Terminated for cause	—	—	—	—	—	—	—
Retirement	—	—	—	—	—	—	—
Change in Control	—	—	—	—	3,535,430	—	1,472,475
Involuntary or voluntary for good reason termination after change in control	900,000	820,500	262,071	75,626	—	—	936,456

W. E. Frazier, III
Voluntary termination	—	—	—	—	—	—	—
Terminated for cause	—	—	—	—	—	—	—
Retirement	—	—	—	—	—	—	—
Change in Control	—	—	—	—	2,611,805	—	1,358,694
Involuntary or voluntary for good reason termination after change in control	870,000	570,000	288,926	75,519	—	—	695,497

(1)	Represents the executive’s base pay times the applicable tier multiplier under the Executive Severance Pay Plan.

(2)	Represents the applicable tier multiplier times the greater of: (i) the highest annual bonus received over the three years preceding the termination of employment; (ii) the target bonus for the year in which the change in control occurred; or (iii) the target bonus in the year of termination.

(3)	Represents the actuarial value of an additional three years of eligibility service and age under the Company’s retirement plans and three additional years participation in the Savings Plan at the executive’s current contribution levels.

(4)	Represents: (i) the present value of the annual Company contribution to health and welfare plans times the applicable tier multiplier; (ii) the value of the executive’s accrued annual tax and financial planning allowance; and, (iii) up to $30,000 in outplacement services.

(5)	For stock option awards, the value was calculated as the difference between the closing price of the Company stock on December 29, 2006 and the option exercise price. Performance share and restricted stock awards were valued using the closing price of the Company stock on December 29, 2006.

(6)	Represents the annual benefit payable under the Rayonier Key Executive Insurance Program. Benefit is payable for fifteen years. See page 23 of the Compensation Discussion and Analysis.

(7)	Upon a change in control, executives may be subject to excise tax under Section 280G of the Internal Revenue Code. Pursuant to the Executive Severance Pay Plan, the Company has agreed to reimburse the excise tax as well as any excise and income taxes payable as a result of the excise tax reimbursement. The amounts in the table are based on a 280G excise tax rate of 20%, 35% federal income tax, 1.45% medicare tax and 6% state tax where applicable.

The amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment including accrued salary, vacation pay, regular pension benefits, welfare benefits and 401(k) and nonqualified deferred compensation distributions. Amounts that would be distributed pursuant to our pension plans for retirement eligible executives are indicated in the Pension Benefits table on page 32. Amounts that would be distributed pursuant to our nonqualified deferred compensation plans are indicated in the Nonqualified Deferred Compensation Plan table on page 34.

In addition to being covered by the Executive Severance Pay Plan, Mr. Nutter is covered by a Change in Control Agreement and Mr. Boynton is covered under a Key Employee Retention Agreement, both of which are described under the “Other Plans Providing Termination or Retirement Benefits” section of the Compensation Discussion and Analysis beginning on page 23.

DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties as well as the skill level required by the Company of members of the Board. Similar to executive officers, directors are subject to a minimum share ownership requirement.

Cash Compensation Paid To Non-Employee Directors

Non-employee director compensation is set by the Board at the recommendation of the Nominating Committee. For the 2006-2007 period, each non-employee director receives the following cash compensation (which is prorated for partial year service): (i) an annual cash retainer of $40,000 payable in equal quarterly installments; (ii) an additional annual retainer of $10,000 for the Audit Committee chair and $5,000 each for the chairs of the Compensation and Management Development Committee (the “Compensation Committee”), the

Finance Committee and the Nominating Committee (payable in quarterly installments); (iii) meeting fees as follows: (A) $2,000 per Board meeting attended, (B) $2,000 per Audit Committee meeting attended, and (C) $1,500 per Committee meeting attended other than the Audit Committee; (iv) $2,000 for each business trip taken at the request of management to one of the Corporation’s facilities for a business purpose other than a Board or Committee meeting; and (v) $2,000 for any other business trip taken at the request of management. The fee for a director’s telephonic participation in a non-telephonic meeting of the Board or any Committee is one-half the otherwise applicable fee.

Directors may defer up to 100% of their cash compensation. Any deferred amounts are paid to the director in a single lump sum on the later of the date the director becomes 72 or the conclusion of the director’s term, or upon termination as a director, if prior to age 72. Any deferred amounts earn interest at a rate equal to the Prime Rate as reported in the Wall Street Journal and is compounded annually (the “Prime Rate”).

Annual Equity Awards

For the 2006-2007 period, each non-employee director received a restricted stock award of 1,500 shares (prorated for partial year service) vesting on the one year anniversary of the date of grant (May 17, 2007), assuming continued service through the vesting period. Dividends on restricted stock awards accrue in a separate account and are paid upon vesting together with interest equal to the Prime Rate. A 2007-2008 restricted stock award for non-employee directors is expected to be made after the Annual Meeting.

Other Fees

Fees for the presiding director are established by the Board upon the recommendation of the Nominating Committee. The current annual cash retainer for the presiding director is $10,000, payable quarterly.

In 2006, the Board established a Search Committee to select the executive recruiting firm used to identify potential CEO candidates, conduct initial candidate interviews, and present final candidates to the full Board for consideration. The Committee consisted of Mr. Sloane, as Chairman, and Messrs. Kirk and Morgan. Fees in 2006 for this Committee were $15,000 for the Chairman and $12,000 for each of the other members.

Other Compensation And Benefits

The Company established the Directors’ Charitable Award Program in 1995 to recognize the interest of Rayonier and its directors in supporting worthy educational institutions and other charitable organizations. Under the Program, directors may nominate up to five organizations to share a total contribution of $1 million for each director from The Rayonier Foundation, a tax-exempt charitable foundation funded by the Company. Six current directors participate in this program, Ms. Ortega and Messrs. Gross, Kirk, Nutter, Sloane and Townsend. Five retired directors also participate, including Rand V. Araskog, who retired from the Board in 2006. The contributions will be made by The Rayonier Foundation in ten annual installments after the death of any director who: (i) has completed 60 full months of service as a director; (ii) dies or becomes disabled while serving as a director; or (iii) is actively serving as a director at the time of a change in control of the Company. The Company has acquired joint life insurance contracts on the lives of directors, the proceeds of which will be adequate to fund Rayonier’s contributions to The Rayonier Foundation related to the program, as well as to fund the premium costs of the contracts. Directors receive no financial benefit from this program since the charitable deduction and insurance proceeds accrue solely to the Company. Effective January 1, 2004, the Directors’ Charitable Award Program was discontinued for new directors.

Each year The Rayonier Foundation makes a $1,000 contribution in the name of each non-employee director to a charity of the director’s choice.

Director Compensation Table

The following table provides compensation information for the one-year period ended December 31, 2006 for each member of our Board of Directors.

Name	Fees Earned or Paid in Cash ($) (1)		Stock Awards ($) (2)	Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($)		Total ($)
Araskog, Rand V.	17,000		0	3,551	1,000	(4)	21,342
Brown, II, C. David	17,900		6,793	0	1,000	(4)	25,693
Gross, Ronald M.	73,000		36,440	0	125,304	(5)	237,455
Hance, Jr., James H.	76,750		36,440	0	3,115	(6)	116,305
Kincaid, Richard D.	65,250		36,440	0	3,115	(6)	104,805
Kirk, Jr., Paul G.	86,000	(7)	36,440	0	3,115	(6)	125,555
Morgan, Thomas I.	94,250	(7)	36,440	0	3,115	(6)	133,805
Nutter, W. Lee(8)	—		—	—	—		—
Ortega, Katherine D.	82,000		36,440	3,650	3,115	(6)	125,205
Sloane, Carl S.	111,750	(9)	36,440	11,836	41,275	(10)	201,301
Thomas, Lee M.	53,000		36,576	0	2,356	(6)	91,932
Townsend, Ronald	82,500		36,440	0	41,275	(10)	160,215

(1)	Represents fees paid during 2006.

(2)	Represents amounts recognized for financial statement reporting purposes with respect to fiscal 2006 in accordance with FAS 123(R). The grant date fair value of each equity award computed in accordance with FAS 123(R) for Messrs. Gross, Hance, Kincaid, Kirk, Morgan, Sloane and Townsend and Ms. Ortega was $58,937 (1,500 shares of restricted stock each); for Mr. Thomas was $54,863 (1,443 shares of restricted stock); and for Mr. Brown was $33,963 (818 shares of restricted stock). There are no other restricted stock or option awards outstanding for any of the non-employee directors.

(3)	Represents above-market earnings on nonqualified deferred compensation in excess of 120% of applicable federal rates.

(4)	Represents annual charitable gift contribution made by The Rayonier Foundation on behalf of the director.

(5)	Represents $1,000 annual charitable contribution made by The Rayonier Foundation on behalf of the director, dividends accrued during fiscal 2006 on restricted stock awards, a $50,000 annual fee paid pursuant to a consulting agreement effective January 1, 1999 and expiring on May 17, 2007, and $72,189 in office and administrative staff expenses.

(6)	Represents $1,000 annual charitable contribution made by The Rayonier Foundation on behalf of the director and dividends accrued during fiscal 2006 on restricted stock awards.

(7)	Includes $12,000 in CEO Search Committee fees.

(8)	Mr. Nutter, as an executive officer of Rayonier, is not compensated for service as a director. See the Summary Compensation Table on page 28 for compensation information relating to Mr. Nutter during 2006.

(9)	Includes $7,500 in presiding director fees representing the payment of three quarterly installments, and $15,000 in CEO Search Committee fees.

(10)	Represents $1,000 annual charitable contribution made by The Rayonier Foundation on behalf of the director, dividends accrued during fiscal 2006 on restricted stock awards and a $38,160 life insurance premium associated with the Directors’ Charitable Award Program. For the remaining directors eligible to participate in the Directors’ Charitable Award Program, policy premiums were paid prior to 2006. Additional policy premiums may be required in the future based on insurance company crediting rates.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows, as of March 1, 2007, the holdings of persons known to us to beneficially own more than five percent of the outstanding Common Shares.

Name and Address of Beneficial Owner	Amount and Nature Of Beneficial Ownership		Percent of Class
Arnhold and S. Bleichroeder Advisers, LLC 1345 Avenue of the Americas New York, NY 10105	6,573,025	(1)	8.64%

JPMorgan Chase & Co. 270 Park Avenue New York, NY 10017	3,840,876	(2)	5.0%

(1)	Holdings and percent of class as of December 31, 2006 as reported to the Securities and Exchange Commission on Schedule 13G/A on February 2, 2007.

(2)	Holdings and percent of class as of December 29, 2006 as reported to the Securities and Exchange Commission on Schedule 13G on February 9, 2007.

SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table gives information concerning Common Shares beneficially owned as of March 1, 2007 by each of the Company’s directors, each of the named executive officers and all directors and executive officers as a group. All Common Shares listed below are owned directly by the individual concerned unless otherwise indicated:

	Beneficial Ownership
Name of Beneficial Owner	(A) Common Shares Owned(1)		(B) Column (A) as Percent of Class	(C) Exercisable Stock Options (2)	(D) Sum of Columns (A) and (C) as Percent of Class
C. David Brown, II	818(3)		*	-0-	*
Ronald M. Gross	785,293(3)		1.01%	-0-	1.01%
James H. Hance, Jr.	19,375(3)		*	-0-	*
Richard D. Kincaid	3,876(3)		*	-0-	*
Paul G. Kirk, Jr.	17,957(3)		*	-0-	*
Thomas I. Morgan	6,332(3)		*	-0-	*
W. Lee Nutter	895,290(4)		1.16%	829,495	2.23%
Katherine D. Ortega	17,344(3)		*	-0-	*
Carl S. Sloane	15,262(3)		*	-0-	*
Lee M. Thomas	51,443(3)		*	-0-	*
Ronald Townsend	7,837(3)		*	-0-	*
Paul G. Boynton	81,770(3)	(4)	*	98,196	*
Timothy H. Brannon	173,035(3)	(4)	*	213,555	*
W. Edwin Frazier, III	45,529(3)	(4)	*	95,527	*
Carl E. Kraus	755(4)		*	5,834	*
Hans E. Vanden Noort	60,099(3)	(4)	*	41,325	*
Directors and executive officers as a group (18 persons)	2,290,727(3)	(4)	2.96%	1,415,959	4.79%

*	Less than 1%.

(1)	Certain of the shares shown in the table may be subject to margin accounts established by such persons.

(2)	Pursuant to SEC regulations, shares receivable through the exercise of employee stock options that are exercisable within 60 days after March 1, 2007 are deemed to be beneficially owned as of March 1, 2007.

(3)	Includes outstanding unvested restricted stock awards as follows: Mr. Brown, 818; Mr. Gross, 1,500; Mr. Hance, 1,500; Mr. Kincaid, 1,500; Mr. Kirk, 1,500; Mr. Morgan, 1,500; Ms. Ortega, 1,500; Mr. Sloane, 1,500; Mr. Thomas, 51,443; Mr. Townsend, 1,500; Mr. Boynton, 10,000; Mr. Brannon, 10,000; Mr. Frazier, 10,000; Mr. Vanden Noort, 25,000; and all directors and executive officers as a group, 159,261.

(4)	Includes the following share amounts allocated under the Savings Plan to the accounts of: Mr. Nutter, 22,854; Mr. Boynton, 4,658; Mr. Brannon, 33,855; Mr. Frazier 2,660; Mr. Kraus, 755; Mr. Vanden Noort, 20; and all directors and executive officers as a group, 81,729.

Section 16(a) Beneficial Ownership Reporting Compliance

The federal securities laws require Rayonier directors and executive officers, and persons who own more than ten percent of the outstanding Common Shares, to file with the SEC initial reports of ownership and reports of changes in ownership of any equity securities of the Company. To our knowledge, based solely on representations by these individuals that no additional reports needed to be filed, all required reports were filed on a timely basis on behalf of all persons subject to these requirements.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2006 regarding all compensation plans under which equity securities of the Company are authorized for issuance. The number of securities underlying outstanding awards and the weighted average exercise price shown have been adjusted to reflect the June 2003 and October 2005 3-for-2 stock splits and the December 2003 special stock dividend.

Plan category	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(B) Weighted average exercise price of outstanding options, warrants and rights	(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(A))
Equity compensation plans approved by security holders	4,161,967	(1)	$23.35	2,612,612	(2)
Equity compensation plans not approved by security holders	N/A		N/A	N/A
Total	4,161,967		$23.35	2,612,612

(1)	Outstanding stock option awards under the 1994 Plan and the 2004 Plan. Includes 700,713 performance shares awarded under the 2004 Plan.

(2)	Includes shares available for future issuance under the 2004 Plan.

Information is as of December 31, 2006. As of March 19, 2007, column (a) would equal 4,230,511 shares consisting of 3,457,098 options with a weighted average exercise price of $25.28 and weighted average term of 5.83 years, and 773,413 performance shares (assuming maximum payout). In addition, there are 147,500 issued restricted shares that have not vested and remain subject to forfeiture. As of March 19, 2007, column (c) would equal 1,952,387 shares.

ITEM 2—PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO IMPLEMENT MAJORITY VOTING FOR DIRECTORS

Current Standard And Background

The North Carolina Business Corporation Act provides that unless otherwise specified in the Articles of Incorporation, directors are elected by a plurality of the votes cast. As our Amended and Restated Articles of Incorporation (our “Articles of Incorporation”) are silent on this issue, the plurality standard applies, and director nominees with the most votes cast in their favor are elected, regardless of the number of withheld votes.

Over the past few years, shareholders of many public companies have urged that in order to be elected directors should receive a majority of the votes cast in favor of their election, rather than the generally applicable plurality standard. In response, a number of public companies have adopted majority voting either through charter or bylaw amendments requiring a majority vote standard and/or bylaw or corporate governance policies requiring that a director not receiving a majority vote submit his or her resignation from the board. The resignation bylaw, policy or guideline is designed to deal with, among other things, state law “holdover” provisions such as those applicable in North Carolina that provide a director shall remain in office until his or her successor is elected, even if the director has not received a vote sufficient for re-election.

After discussion with certain shareholders, the Nominating Committee and the Board of Directors carefully deliberated the advantages and disadvantages of adopting a majority vote standard and concluded that the majority vote standard is in the best interest of our shareholders as it (i) ensures that only directors with broad acceptability among the voting shareholders will be seated on the Board and (ii) enhances the accountability of each Board member to the shareholders. Having a majority voting standard would not have changed the outcome of any of our prior director elections because our director nominees have, in each election, received vote totals exceeding a majority of the votes cast.

The Board of Directors has adopted, and now recommends shareholder approval of, a proposal to amend our Articles of Incorporation to require that candidates in uncontested elections for director receive a majority of the votes cast in order to be elected. In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard would continue to be a plurality of votes cast.

Amendment Of Articles Of Incorporation

Under North Carolina law, a standard other than a plurality may only be used if it is specified in the Articles of Incorporation. If the amendment is approved, a new Section (b) of Article V of our Articles of Incorporation will be added to read as follows:

(b) Except as shall be otherwise permitted or authorized by these Articles of Incorporation, each director shall be elected by a vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present; provided, that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a vote of the plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director.

Existing Sections (b) and (c) of Article V will be renamed Sections (c) and (d) respectively. If approved, this amendment will become effective upon the filing of Articles of Amendment to our Articles of Incorporation with the Secretary of State of North Carolina. We would make such a filing promptly after approval of the proposal at the Annual Meeting. The new standard would then be applicable to the election of directors at the 2008 Annual Meeting of Shareholders. In addition, if this amendment is approved (and the number of director nominees does not exceed the number of directors to be elected), the proxy card for the 2008 Annual Meeting would be modified such that shareholders would be able to vote “for” or “against”, or to “abstain” from voting with respect to each director. Currently, the proxy card allows shareholders to either vote “for” a director or to “withhold” voting for such director.

New Corporate Governance Principle

Under the “holdover” provisions of the North Carolina Business Corporation Act, a director continues to serve in office until his or her successor is elected or until there is a decrease in the number of directors, even if the director does not receive the required vote. To address the issue of holdover directors if the amendment to our Articles of Incorporation is adopted, the Board of Directors has approved a new provision of its Corporate Governance Principles. This provision will become effective upon filing of the Articles of Amendment described above, assuming shareholder approval of the amendment, and does not require any shareholder action.

The new Corporate Governance Principle will require that if an incumbent director is nominated but not re-elected (i.e., does not receive the required majority vote), the director shall tender his or her resignation to the Board of Directors. The Principle will require the Nominating Committee to recommend to the full Board of Directors whether or not to accept the resignation and will require the Board to act on the recommendation and publicly disclose its decision and rationale within 90 days after receipt of the tendered resignation. Any director who tenders his or her resignation pursuant to this provision would not participate in the Nominating Committee recommendation or Board action regarding whether to accept the resignation offer.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO IMPLEMENT MAJORITY VOTING FOR DIRECTORS.

ITEM 3—PROPOSAL TO AMEND THE

2004 RAYONIER INCENTIVE STOCK AND MANAGEMENT BONUS PLAN

The 2004 Rayonier Incentive Stock and Management Bonus Plan (the “2004 Plan” or the “Plan”) was approved by shareholders in 2003 and became effective on January 1, 2004. The shareholders approved an amendment to the Plan in 2004 to increase the number of shares available to reflect the June 2003 stock split and the December 2003 stock dividend issued in connection with the Company’s REIT conversion.

On March 19, 2007, the Board of Directors approved certain amendments to the 2004 Plan for consideration and approval by the shareholders. The Board of Directors and the Compensation Committee believe these amendments, described below, are in the best interests of the Company and its shareholders and will enable us to continue to offer our employees and our non-employee directors competitive and efficient equity incentive compensation, and to focus them on providing superior returns to our shareholders.

The first amendment would increase the number of shares that may be issued pursuant to certain types of awards. The 2004 Plan provides that an aggregate of 4.5 million Common Shares may be awarded under the Plan in the form of stock options, stock appreciation rights, restricted stock, performance shares and performance bonus awards. However, the total number of shares that may be issued as restricted stock and performance share awards is limited to 1.16 million. Since the Company converted to a REIT in 2004, we have been transitioning toward the use of performance shares for purposes of long-term incentive compensation, and away from stock options. This transition is discussed under the “Long-Term Incentive Compensation” section of the Compensation Discussion and Analysis beginning at page 17. As a result, there are now only 24,162 shares remaining available under the Plan for new performance share or restricted stock awards, while roughly 1.95 million shares remain available for stock options and other type awards.

In order for the Company to continue the use of performance shares as the primary vehicle for long-term incentive compensation, additional shares must be made available under the 2004 Plan for performance share awards. Accordingly, we are proposing that the limit on restricted stock and performance shares available under the Plan be increased from 1.16 million to 2.66 million shares, and in addition we propose to expand this limit to include performance bonus awards and stock appreciation rights settled in Common Shares. The proposed amendment would provide that of the shares remaining available for future issuance under the Plan, no more than 1.5 million shares (in addition to the 24,162 shares referred to in the previous paragraph) may be issued as restricted stock, performance shares, performance bonus awards or stock-settled stock appreciation rights. This amendment will not increase the total number of shares authorized for issuance under the 2004 Plan.

Second, shareholders are being asked to approve an amendment to the 2004 Plan that will allow non-employee directors to be eligible to receive awards of restricted stock and stock options under the Plan. Historically, our non-employee directors have received an annual equity retainer as a component of their compensation. For 2006, non-employee directors received 1,500 shares of restricted stock. Since awards to directors are not covered under the 2004 Plan, these annual share grants have been funded with shares purchased on the open market. As a result, the shares are delivered as unregistered securities subject to a holding period by the directors. By providing for non-employee director awards to be made under the 2004 Plan, we will have the flexibility to award directors either stock options or restricted stock, and we can more easily administer equity grants to non-employee directors and comply with applicable stock exchange regulations regarding such grants.

Finally, consistent with current stock plan governance practices, we are proposing to amend the Plan to provide that shares exchanged as payment for the exercise price of stock options will not be available to be used for subsequent awards.

The following is a brief description of the 2004 Plan, with the proposed amendments noted. The full text of the Plan, amended to reflect the changes shareholders are being asked to approve, is attached as Appendix A and the following description is qualified in its entirety by reference to Appendix A.

Administration Of The Plan

The selection of key employees who may participate in the Plan, and the terms and conditions of each award, are determined by the Compensation Committee. Each member of the Compensation Committee is a “non-employee director” within the meaning of Rule 16b-3 of the Securities and Exchange Act of 1934 and an “outside director” within the meaning of Section 162(m). The Compensation Committee has full power, discretion and authority to interpret, construe and administer the Plan, and all decisions, determinations or actions of the Compensation Committee pursuant to the Plan are final and binding on all persons for all purposes. The Compensation Committee may delegate its powers as it deems appropriate, but may not delegate responsibility to make awards to executive officers, make awards intended to qualify as performance-based compensation for purposes of Section 162(m) or certify the satisfaction of performance objectives for purposes of Section 162(m). Section 162(m) limits the deductibility to the employer of certain compensation to executive officers unless the compensation is deemed to be “performance-based.” The proposed amendment would add non-employee directors as eligible for certain awards under the Plan and provide that the Board would administer and interpret the Plan with respect to such grants.

Eligibility

All salaried employees of the Company and its subsidiaries are eligible to receive awards under the 2004 Plan. The proposed amendment would make non-employee directors eligible.

Types Of Awards That May Be Made Under The Plan

The Plan permits the grant of:

•	nonqualified and incentive stock options;

•	stock appreciation rights granted in tandem with stock options;

•	restricted stock;

•	performance shares and restricted stock units;

•	limited stock appreciation rights; and

•	performance bonus awards.

The proposed amendment would add non-employee directors as eligible for awards limited to stock options and restricted stock.

Shares Covered By The 2004 Plan; Limit On Awards

The Plan permits the granting of awards covering 4.5 million Common Shares. As of March 1, 2007, there were approximately 1.95 million Common Shares remaining for issuance under the Plan. The Common Shares may be either authorized but unissued Common Shares or Common Shares purchased on the open market.

Any shares that are reserved for options or performance shares that lapse, expire or are forfeited, and any shares that are exchanged (actually or constructively) by optionees as full or partial payment to the Company for shares acquired on the exercise of an option may be available for subsequent awards to persons other than directors or executive officers of Rayonier. The proposed amendment would provide that any shares exchanged in full or partial payment of a stock option exercise price would not be available for subsequent awards.

The 2004 Plan currently provides that no more than 1.16 million of the total number of shares on a cumulative basis are available for grants of restricted stock or performance shares. The proposed amendment would increase this limitation to 2.66 million shares and would expand the limitation to include performance bonus awards and stock appreciation rights settled in Common Shares. In addition, no more than 1,000,000 shares are cumulatively available for awards of incentive stock options. No single employee may receive options, performance shares, restricted stock or stock appreciation rights in any calendar year in excess of four percent (4%) of the total number of shares authorized under the Plan. Performance bonus awards may not permit a participant to earn in any calendar year more than 200 percent of the participant’s base salary.

Stock Options And Rights

Options granted under the 2004 Plan may be either nonqualified stock options or incentive stock options qualifying for special tax treatment under Section 422 of the Internal Revenue Code. The exercise price of any stock option may not be less than the fair market value of the Common Shares on the date of grant. The exercise price is payable in cash, Common Shares previously owned by the optionee or a combination of cash and Common Shares previously owned by the optionee. Both nonqualified stock options and incentive stock options will generally expire on the tenth anniversary of the date of grant.

Stock appreciation rights may be granted in tandem with stock options to executive officers and employee directors of Rayonier. The optionee may elect to exercise a stock appreciation right in lieu of an option. The exercise of a right will entitle the holder to receive cash or Common Shares (or a combination of cash and Common Shares) having a value equal to the excess of the fair market value of the Common Shares on the date of exercise over the exercise price of the option.

Tax Consequences Of Options

Nonqualified Stock Options.    On the exercise of a nonqualified stock option, the optionee will recognize ordinary income for federal income tax purposes on the amount by which the fair market value of the stock on the date of exercise exceeds the exercise price of the option. The optionee will be taxed on this amount in the year of exercise, and the Company will generally be allowed a deduction in this amount for federal income tax purposes in the same year. When the optionee disposes of shares acquired on the exercise of a nonqualified stock option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as either a long- or short-term capital gain to the optionee, depending on the holding period for the shares. If the amount received is less than the market value of the shares on the date of exercise, the loss will be treated as either a long- or short-term capital loss, depending on the holding period of the shares.

Incentive Stock Options.    On the exercise of an incentive stock option, no ordinary income will be recognized by the optionee. If the optionee holds the shares for over one year after the date of exercise, then on the sale of the shares (i) the excess of the sale proceeds over the aggregate exercise price of the option will be long-term capital gain to the optionee, and (ii) the Company will not be entitled to a tax deduction under such circumstances. Generally if the optionee sells or otherwise disposes of the shares within one year after the date of exercise, the excess of the fair market value of such shares at the time of exercise over the aggregate exercise price (but generally not more than the amount of gain realized on the disposition) will be ordinary income to the optionee at the time of such disposition. This is sometimes referred to as a “disqualifying disposition.” The Company generally will be entitled to a federal tax deduction equal to the amount of ordinary income recognized by the optionee upon a disqualifying disposition.

Performance Shares And Performance Bonus Awards

Performance shares are rights to receive cash or Common Shares (or a combination of cash and Common Shares), as determined by the Committee, on the achievement of certain performance goals over a specified performance period. Performance bonus awards are rights to receive cash following the completion of a performance period based upon achievement of one or more performance goals during such performance period.

In the discretion of the Committee, the bonus award can be paid, in whole or in part, in Common Shares of Rayonier having a value equal to the cash award that would otherwise have been payable.

The Compensation Committee determines the performance objectives of awards of performance shares and performance bonus awards. Performance objectives may vary for key employees and groups of key employees and are based on the performance goals that the Compensation Committee deems appropriate. The performance period and goals will be determined by the Compensation Committee prior to or reasonably promptly after the commencement of any performance period, but no later than the earlier of (i) ninety days after the commencement of the performance period or (ii) the day prior to the date on which 25 percent of the performance period has elapsed.

Performance goals may be expressed in terms of the following business criteria:

•	net income;

•	earnings per share;

•	operating income;

•	operating cash flow;

•	earnings before income taxes and depreciation;

•	earnings before interest, taxes, depreciation and amortization;

•	increases in operating margins;

•	reductions in operating expenses;

•	earnings on sales growth;

•	total stockholder return;

•	return on equity;

•	return on total capital;

•	return on invested capital;

•	return on assets;

•	economic value added;

•	cost reductions and savings;

•	increase in surplus; and

•	productivity improvements.

A performance goal may also be based on an executive’s attainment of personal objectives with respect to the foregoing criteria or other criteria such as growth and profitability, customer satisfaction, leadership effectiveness, business development, negotiating transactions and sales or developing long-term business goals. Performance goals may be measured on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units.

Following the completion of each performance period, the Compensation Committee certifies in writing as to whether the performance goals and other material terms of the performance award have been achieved or met. Unless the Compensation Committee determines otherwise, performance awards will not be settled until the Compensation Committee has made this certification.

The Compensation Committee may reduce or eliminate performance awards for any employee for any reason. To the extent necessary to preserve the intended economic effects of the Plan, the Compensation Committee may also adjust the performance objectives or awards to take into account: (i) a change in corporate capitalization, (ii) a corporate transaction, (iii) a partial or complete liquidation of the Company or a subsidiary or (iv) a change in accounting or other relevant rules or regulations; provided, however, that no such adjustment may be made if it would cause the awards to fail to qualify as performance-based.

The Compensation Committee may structure the performance share awards as restricted stock units or any substantially similar instrument evidencing the right to receive a share of stock, or a cash payment equal to the fair market value of a share of stock, at some future date upon the lapse of the applicable restrictions established by the Compensation Committee or upon the satisfaction of any applicable performance goals established by the Compensation Committee hereunder.

Amendment And Termination Of The 2004 Plan

The Board may, at any time, amend or terminate the 2004 Plan and, specifically, may make such modifications to the 2004 Plan as it deems necessary to avoid the application of Section 162(m) and the Treasury Regulations issued thereunder. No amendment may, without approval of a majority of Rayonier’s stockholders:

•	alter the group of persons eligible to participate in the 2004 Plan;

•

increase the number of Common Shares available for awards (except for adjustments made on a recapitalization, reclassification, split-up or consolidation of the Common Shares or a stock dividend, merger or consolidation of the Company or sale by the Company of all or a portion of its assets); or

•

decrease the exercise price of an outstanding option after the date of grant or permit the surrender of any outstanding option as consideration for the grant of a new option with a lower exercise price (except for adjustments made on a recapitalization, reclassification, split-up or consolidation of the Common Shares or a stock dividend, merger or consolidation of the Company or sale by the Company of all or a portion of its assets).

Special Rights Provided In The Event Of A Change In Control

The 2004 Plan provides for certain special rights upon the occurrence of a “Change in Control,” as defined in the Retirement Plan for Salaried Employees of Rayonier Inc., as may be amended from time to time prior to the occurrence of a Change in Control. A Change in Control as defined in the Retirement Plan includes (i) certain acquisitions of 20 percent or more of the Company’s voting securities; (ii) the approval by shareholders of the Company of (a) a consolidation or merger in which the Company is not the surviving corporation or (b) the sale or other transfer of all or substantially all of the Company’s assets; or (iii) a change in the composition of the Board of Directors of the Company over any period of 24 consecutive months, so that the persons who were members of the Board at the beginning of such period or who were elected on the nomination or recommendation of such persons fail to constitute at least 70 percent of the Board at the end of such period.

Upon the occurrence of a Change in Control:

(1)	All outstanding options and related rights will become immediately exercisable in full and will remain exercisable for cash for a period of 60 calendar days beginning on the date the Change in Control occurs (but no option or right will be exercisable beyond the expiration date of its original term).

(2)	Options and rights will continue to be fully exercisable for a period of seven months following the occurrence of a Change in Control in the case of employees whose employment with the Company is terminated by the Company for other than just cause or who voluntarily terminate their employment because they believe in good faith that as a result of such Change in Control they will be unable effectively to discharge the duties of the position they occupied just prior to the occurrence of such Change in Control.

(3)	Any right or portion thereof (other than a right related to an incentive stock option) may be exercised based on a “formula price” equal to the highest of: (a) the highest composite daily closing price of the common shares for the 60 calendar days prior to the date of exercise of the right; (b) the highest gross price paid for the common shares during the same period of time, as reported in a report on Schedule 13D filed with the Securities and Exchange Commission; or (c) the highest gross price paid or to be paid for a Common Share (whether by way of exchange, conversion, distribution upon merger, liquidation or otherwise) in any of the transactions set forth in the definition of “Change in Control.”

(4)

Limited stock appreciation rights will be automatically granted as to any option with respect to which rights are not then outstanding. The limited stock appreciation rights will entitle the holder to receive, without payment to the Company (except for applicable withholding taxes), an amount in cash equal to the excess of the formula price described above over the exercise price for the related option. Limited stock appreciation rights granted with respect to incentive stock options will entitle the holder to receive, without payment to the Company (except for applicable withholding taxes), an amount in cash equal to the excess of the fair market value of the Common Shares at the time of exercise over the exercise price of the related incentive stock option. Each limited stock appreciation right will be exercisable only during the period beginning on the first business day following the Change in Control and ending on the 60th calendar day following such date and will be exercisable only to the same extent that the related option is exercisable. Upon the exercise of a limited stock appreciation right, the related option, or portion thereof, will be deemed surrendered and no longer exercisable.

(5)	The restrictions applicable to shares of restricted stock will lapse upon the occurrence of a Change in Control. Employees holding restricted stock on the date of a Change in Control may, within the next succeeding 60 days, tender such restricted stock to Rayonier in exchange for cash in the amount of the formula price described above.

(6)	If a Change in Control occurs during the course of a performance period applicable to an award of performance shares, then the employee will be deemed to have satisfied the performance objectives and settlement of the performance shares will be based on the formula price described above. For awards for which the performance period is more than 50% completed, settlement will be made at the greater of: (a) the award payable assuming the performance period ended on the date of the change in control and utilizing the formula price for total shareholder return performance purposes; or (b) a 100% target award under the applicable award program.

New Plan Benefits

As noted above, if the shareholders approve the amendments to the 2004 Plan, all subsequent equity-based awards under our non-employee director compensation program will be granted by the Board under the Plan. Accordingly, there are seven non-employee directors who are expected to receive an annual grant under the 2004 Plan on the day following the Annual Meeting. Any non-employee directors joining the Board after that date would receive an initial prorated grant upon joining the Board for the 2007-2008 period between annual meetings. In addition, Lee M. Thomas, the Company’s President and Chief Executive Officer, was awarded a grant of 55,300 performance shares upon the commencement of his employment, contingent upon the shareholders approving the amendments to increase the limit on the number of shares available for performance shares and other awards under the Plan.

All other awards under the 2004 Plan will be made at the discretion of the Compensation Committee. Therefore, except for anticipated grants to non-employee directors, and the grant to Mr. Thomas, it is not presently possible to determine the benefits or amounts that will be received by any individuals or groups pursuant to the 2004 Plan in the future.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO AMEND THE 2004 RAYONIER INCENTIVE STOCK AND MANAGEMENT BONUS PLAN.

ITEM 4—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors intends to appoint Deloitte & Touche LLP (“Deloitte & Touche”) as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2007 after the Annual Meeting. Although the submission of this matter for approval by the shareholders is not legally required, the Board believes that such submission is consistent with best practices and is an opportunity for shareholders to provide direct feedback to the Board on an important issue of corporate governance. If the shareholders do not approve the selection of Deloitte & Touche, the Audit Committee will reconsider the selection of the independent registered public accounting firm for the Company for 2007.

Representatives of Deloitte & Touche will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE

Management has primary responsibility for the Company’s financial statements and its reporting process, including the Company’s internal control system. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to the conformity of such statements with accounting principles generally accepted in the United States as well as to audit the Company’s internal control over financial reporting.

The Audit Committee’s role is to assist the Board of Directors in oversight of the Company’s financial reporting process including annual audits and quarterly reviews of its financial statement filings, and audits of internal control over financial reporting. The Committee has sole responsibility for the appointment, compensation and oversight of the Company’s independent registered public accounting firm. The Committee is currently composed of six directors, all of whom have been determined by the Board of Directors to be “independent” and “financially literate” as defined under applicable securities laws and rules of the New York Stock Exchange, and operates under a written charter adopted by the Board of Directors. The Committee held ten meetings during 2006.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the three years ended December 31, 2006 with management and with Deloitte & Touche, the Company’s independent registered public accounting firm for 2006. In addition, the Committee has held discussions with Deloitte & Touche covering the matters required by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended. The Committee asked Deloitte & Touche to present to the Committee any unusual items observed during their quarterly reviews of the Company’s interim results. No such items were presented during 2006. The Committee has also received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has held discussions with Deloitte & Touche regarding their independence.

The Audit Committee discussed with the Company’s chief internal audit executive and with Deloitte & Touche representatives the overall scope and plans for their respective audits and met with each of them to discuss the results of their examinations, their evaluations of the adequacy of the Company’s internal control over financial reporting and disclosure controls and procedures, and the overall quality of the Company’s financial reporting. Separate private meetings without management present were also held with the Company’s chief internal audit executive and with representatives of Deloitte & Touche at five meetings of the Committee in 2006. The Committee also held four regularly scheduled private meetings with the Company Ombudsman and three private meetings with the Chief Compliance Officer. The Ombudsman is responsible for handling concerns and inquiries regarding compliance matters, including any submissions by employees or others regarding the Company’s accounting, internal controls and auditing, as required by Sarbanes-Oxley.

In reliance on the Audit Committee’s reviews and discussions with management and the independent registered public accounting firm as discussed above, the Committee recommended that the Board of Directors include the audited financial statements of the Company in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

This report is furnished by the members of the Audit Committee.

Katherine D. Ortega, Chair	Thomas I. Morgan
C. David Brown, II	Carl S. Sloane
James H. Hance, Jr.	Ronald Townsend

Audit Committee Financial Expert

The Board has evaluated whether at least one Audit Committee member meets the qualifications for an “audit committee financial expert” as defined by the SEC. Based on such evaluation, Katherine D. Ortega qualifies as an audit committee financial expert and is independent of management.

Information Regarding Independent Registered Public Accounting Firm

Deloitte & Touche has served as the Company’s independent registered public accounting firm since 2002. Assuming shareholder ratification, the Audit Committee will appoint Deloitte & Touche as the Company’s independent registered public accounting firm for 2007 after the Annual Meeting. Notwithstanding shareholder ratification, the Audit Committee, at its discretion, may change the appointment of the independent registered public accounting firm at any point if it determines that such a change is in the best interest of the Company and its shareholders.

Deloitte & Touche charged the Company the following fees (billed or to be billed) for services performed in fiscal 2006 and 2005:

	2006	2005
Audit fees	$1,114,679	$1,371,342
Audit-related fees	110,705	363,877
Tax fees	—	106,222
All other fees	—	—

	$1,225,384	$1,841,441

Audit fees include amounts for the audits of the annual financial statements and internal control over financial reporting, quarterly reviews of Forms 10-Q, statutory audits, accounting research and consents for SEC filings.

Audit-related services include services such as audits of benefit plans, a separate creditor required audit report for a subsidiary and transaction-related fees. Tax services include tax consultation and assistance to the Company in the preparation of foreign entity and expatriate tax returns. The Audit Committee determined that the provision of such services was not incompatible with maintaining the independent registered public accountant’s independence.

The independent registered public accountants are prohibited from providing professional services to Company executives for personal income tax return preparation or for financial or estate tax planning.

All fiscal 2006 services provided by the independent registered public accounting firm were pre-approved in accordance with the Audit Committee’s pre-approval policies and procedures set forth on the attached Appendix B.

MISCELLANEOUS

Annual Report

If you were a shareholder of record on March 19, 2007, you should have received copies of Rayonier’s 2006 Annual Report to Shareholders including its 2006 Annual Report on Form 10-K (without exhibits) either with this Proxy Statement or prior to its receipt. If you have not received the Annual Report to Shareholders and Form 10-K, please write to the Corporate Secretary at Rayonier, 50 North Laura Street, Jacksonville, Florida 32202, and copies will be sent to you.

Delivery Of Materials To Shareholders Sharing An Address

The Company takes advantage of the “householding” rules to reduce the cost of mailing proxy materials. Under such rules, only one Proxy Statement, Annual Report and Form 10-K are delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. If a shareholder sharing an address wishes to receive a separate copy of the proxy materials, Annual Report and Form 10-K he or she may so request by contacting ADP Householding Department by phone at 1-800-542-1061 or by mail to ADP Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A separate copy will be promptly provided following receipt of a shareholder’s request, and such shareholder will receive separate materials in the future. Any shareholder currently sharing an address with another shareholder but nonetheless receiving separate copies of the materials may request delivery of a single copy in the future by contacting ADP Householding Department at the number or address shown above.

BY ORDER OF THE BOARD OF DIRECTORS

W. EDWIN FRAZIER, III

Senior Vice President, Administration and Corporate Secretary

APPENDIX A

2004 Rayonier Incentive Stock and Management Bonus Plan

1.	PURPOSE

The purposes of the 2004 Rayonier Incentive Stock and Management Bonus Plan are (a) to motivate and reward superior performance on the part of employees of Rayonier and its subsidiaries and to thereby attract and retain employees of superior ability and (b) to assist the Company in attracting and retaining outside directors with the requisite experience and ability. In addition, the Plan is intended to further opportunities for stock ownership by such employees and directors in order to increase their proprietary interest in Rayonier and, as a result, their interest in the success of the Company. Awards will be made, in the discretion of the Committee, to Key Employees (including officers and directors who are also employees) whose responsibilities and decisions directly affect the performance of any Participating Company and its subsidiaries. Such incentive awards may consist of stock options, stock appreciation rights payable in stock or cash, performance shares, restricted stock, performance bonus awards or any combination of the foregoing, as the Committee may determine. Awards of stock options or restricted stock or any combination thereof will be made to non-employee directors by the Board in its discretion.

2.	DEFINITIONS

When used herein, the following terms shall have the following meanings:

“Act” means the Securities Exchange Act of 1934.

“Award” means an award granted to any Key Employee in accordance with the provisions of the Plan in the form of Options, Rights, Performance Shares, Restricted Stock or Performance Bonus Awards, or any combination of the foregoing.

“Award Agreement” means the written agreement evidencing each Award, other than Performance Bonus Awards, granted to a Key Employee under the Plan.

“Beneficiary” means the estate of a Key Employee or such other beneficiary or beneficiaries lawfully designated pursuant to Section 11 to receive the amount, if any, payable under the Plan upon the death of a Key Employee.

“Board” means the Board of Directors of the Company.

“Change in Control” has the meaning specified in the Retirement Plan.

“Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.)

“Committee” means the Compensation and Management Development Committee of the Board or such other committee as may be designated by the Board to administer the Plan.

“Company” means Rayonier Inc. and its successors and assigns.

“Fair Market Value”, unless otherwise indicated in the provisions of this Plan, means, as of any date, the composite closing price for one share of Stock on the New York Stock Exchange for the most recently completed trading day or, if no sales of Stock have taken place on such date, the composite closing price on the most recent date on which selling prices were quoted, the determination to be made in the discretion of the Committee.

“GAAP” means U.S. Generally Accepted Accounting Principles.

“Incentive Stock Option” means a stock option qualified under Section 422 of the Code.

“Key Employee” means an employee (including any officer or director who is also an employee) of any Participating Company whose responsibilities and decisions, in the judgment of the Committee, directly affect the performance of the Company and its subsidiaries. References to the term “Key Employees” shall be read to include “Non-employee Directors” in the application of Sections 3, 5, 7, 8, and 10 through 17 of the Plan as the context may require in relationship to Awards to Non-employee Directors hereunder. Except as otherwise may be determined by the Board, a Non-employee Director’s ceasing to be a director of the Company shall be treated in the same manner as a voluntary termination of employment by a Key Employee on such date.

“Limited Stock Appreciation Right” means a stock appreciation right that shall become exercisable automatically upon the occurrence of a Change in Control as described in Section 10 of the Plan.

“Non-employee Director” means a member of the Board who is not otherwise an employee of the Company.

“Option” means an option awarded under Section 5 of the Plan to purchase Stock of the Company, which option may be an Incentive Stock Option or a nonqualified stock option.

“Participating Company” means the Company or any subsidiary or other affiliate of the Company; provided, however, for Incentive Stock Options only, “Participating Company” means the Company or any corporation that at the time such Option is granted qualifies as a “subsidiary” of the Company under Section 425(f) of the Code.

“Participant” means each Key Employee of the Participating Company selected by the Committee as eligible for a Performance Bonus Award who could potentially be described in Section 162(m)(3) of the Code, as well as, in the discretion of the Committee, the President and Chief Executive Officer and any Key Employee reporting directly to the President and Chief Executive Officer.

“Performance Bonus Award” means the right of a Participant to receive cash following the completion of a Performance Period based upon performance in respect of one or more of the Performance Goals during such Performance Period, as specified in Section 9.

“Performance Goals” means or may be expressed in terms of any, but not limited to, of the following business criteria: (i) net income, (ii) earnings per share, (iii) operating income, (iv) operating cash flow, (v) earnings before income taxes and depreciation, (vi) earnings before interest, taxes, depreciation and amortization, (vii) operating margins (viii) reductions in operating expenses, (ix) sales or return on sales, (x) total stockholder return, (xi) return on equity, (xii) return on total capital, (xiii) return on invested capital, (xiv) return on assets, (xv) economic value added, (xvi) cost reductions and savings, (xvii) increase in surplus, (xviii) productivity improvements, and (xix) an executive’s attainment of personal objectives with respect to any of the foregoing criteria or other criteria such as growth and profitability, customer satisfaction, leadership effectiveness, business development, negotiating transactions and sales or developing long term business goals. A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. Unless otherwise determined by the Committee, the Performance Goals will be determined using GAAP consistently applied during a Performance Period by no later than the earlier of the date that is ninety days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent of the Performance Period has elapsed.

“Performance Objective” means the level or levels of performance required to be attained with respect to specified Performance Goals in order that a Key Employee shall become entitled to specified rights in connection with a Performance Share or Performance Bonus Award.

“Performance Period” means the calendar year, or such other shorter or longer period designated by the Committee, during which performance will be measured in order to determine a Key Employee’s entitlement to receive payment of a Performance Share or Performance Bonus Award, respectively.

“Performance Share” means a performance share awarded under Section 6 of the Plan.

“Plan” means the 2004 Rayonier Incentive Stock and Management Bonus Plan, as the same may be amended, administered or interpreted from time to time.

“Plan Year” means the calendar year.

“Retirement” means eligibility to receive immediate retirement benefits under a Participating Company pension plan.

“Restricted Stock” means Stock awarded under Section 7 of the Plan subject to such restrictions as the Committee deems appropriate or desirable.

“Restricted Stock Unit” has the meaning set forth in Section 6 of the Plan.

“Retirement Plan” means the Retirement Plan for Salaried Employees of Rayonier Inc., as amended effective July 18, 1997, and as the same may be thereafter amended from time to time prior to the occurrence of a Change in Control.

“Right” means a stock appreciation right awarded in connection with an option under Section 5 of the Plan.

“Share Limit” has the meaning set forth in Section 3.

“Stock” means the common shares of the Company.

“Total Disability” means the complete and permanent inability of a Key Employee to perform all of his or her duties under the terms of his or her employment with any Participating Company, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary.

“Voting Securities” means any securities of the Company that vote generally in the election of directors.

3.	SHARES SUBJECT TO THE PLAN

The aggregate number of shares of Stock that may be awarded under the Plan is 4.5 million.

No more than 2.66 million shares of Stock shall be available for Restricted Stock, Performance Share Awards, Performance Bonus Awards or settlement of Rights. In no event shall more than one million (1,000,000) shares of Stock be cumulatively available for Awards of incentive stock options under the Plan. For any Plan Year, no individual employee may receive an Award of Options, Performance Shares, Restricted Stock or Rights for more than four percent (4%) of the total number of shares authorized under the Plan (with respect to any Key Employee, his or her “Share Limit”). The number of shares available in each category hereunder shall be subject to adjustment as provided in Section 14 in connection with a Stock split, Stock dividend, or other extraordinary transaction affecting the Stock.

Subject to the above limitations, shares of Stock to be issued under the Plan may be made available from the authorized but unissued shares, or from shares purchased in the open market. For the purpose of computing the total number of shares of Stock available for Awards under the Plan, there shall be counted against the foregoing limitations the number of shares of Stock that equal the maximum number of Performance Share Awards issuable in any outstanding grant, in each case determined as at the dates on which such Awards are granted. If any Awards under the Plan are forfeited, terminated, expire unexercised, are settled in cash in lieu of Stock or are exchanged for other Awards, the shares of Stock that were theretofore subject to such Awards shall again be available for Awards under the Plan to the extent of such forfeiture or expiration of such Awards. Further, any shares that are exchanged (either actually or constructively) by optionees as full or partial payment to the Company of the purchase price of shares being acquired through the exercise of a stock option granted under the Plan will not be available for subsequent Awards.

4.	GRANT OF AWARDS AND AWARD AGREEMENTS

(a) Subject to the provisions of the Plan, the Committee shall (i) determine and designate from time to time those Key Employees or groups of Key Employees to whom Awards are to be granted; (ii) determine the form or forms of Award to be granted to any Key Employee; (iii) determine the amount or number of shares of Stock subject to each Award; and (iv) determine the terms and conditions of each Award.

(b) The Board shall serve to administer and interpret the Plan with respect to any grants of Awards made to Non-employee Directors. Non-employee Directors shall only be eligible for Stock Options pursuant to Section 5 and/or Restricted Stock under Section 7. Non-employee Directors shall not be entitled to receive any Rights. Any such Awards, and all duties, powers and authority given to the Committee in this Plan, including those provided for in this Section 4, in Section 12 and elsewhere in the Plan, in connection with Awards to Participants shall be deemed to be given to the Board in its sole discretion in connection with Awards to Non-employee Directors. The Board may request of the Committee, its Nominating and Corporate Governance Committee or of any other Board committee comprised of independent directors, its recommendation on the level of Awards for this purpose. Except as may be specifically provided by the Board at the time of grant or in the applicable Award Agreement, the provisions of Sections 10, 15 and 16 shall not apply in respect of Awards made to Non-employee Directors.

(c) Each Award, other than Performance Bonus Awards, granted under the Plan shall be evidenced by a written Award Agreement. Such agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or required by the Committee.

5.	STOCK OPTIONS AND RIGHTS

(a) With respect to Options and Rights, the Committee shall (i) authorize the granting of Incentive Stock Options, nonqualified stock options, or a combination of Incentive Stock Options and nonqualified stock options; (ii) authorize the granting of Rights that may be granted in connection with all or part of any Option granted under this Plan, either concurrently with the grant of the Option or at any time thereafter during the term of the Option; (iii) determine the number of shares of Stock subject to each Option or the number of shares of Stock that shall be used to determine the value of a Right; and (iv) determine the time or times when and the manner in which each Option or Right shall be exercisable and the duration of the exercise period.

(b) Any Option issued hereunder that is intended to qualify as an Incentive Stock Option shall be subject to such limitations or requirements as may be necessary for the purposes of Section 422 of the Code or any regulations and rulings thereunder to the extent and in such form as determined by the Committee in its discretion.

(c) Rights may be granted only to Key Employees who may be considered directors or officers of the Company for purposes of Section 16 of the Act.

(d) The exercise period for a nonqualified stock option and any related Right shall not exceed ten years from the date of grant, and the exercise period for an Incentive Stock Option and any related Right shall not exceed ten years from the date of grant.

(e) The Option price per share shall be determined by the Committee at the time any Option is granted and shall be not less than the Fair Market Value of one share of Stock on the date the Option is granted.

(f) No part of any Option or Right may be exercised until the Key Employee who has been granted the Award shall have remained in the employ of a Participating Company for such period after the date of grant as the Committee may specify, if any, and the Committee may further require exercisability in installments; provided, however, the period during which a Right is exercisable shall commence no earlier than six months following the date the Option or Right is granted.

(g) The purchase price of the shares as to which an Option shall be exercised shall be paid to the Company at the time of exercise either in cash or Stock already owned by the optionee having a total Fair Market Value equal to the purchase price, or a combination of cash and Stock having a total fair market value, as so determined, equal to the purchase price. The Committee shall determine acceptable methods for tendering Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Stock to exercise an Option as it deems appropriate.

(h) Unless Section 10 shall provide otherwise, Rights granted to a director or officer shall terminate when such person ceases to be considered a director or officer of the Company subject to Section 16 of the Act.

(i) In case of termination of employment, the following provisions shall apply:

(A) If a Key Employee who has been granted an Option shall die before such Option has expired, his or her Option may be exercised in full by the person or persons to whom the Key Employee’s rights under the Option pass by will, or if no such person has such right, by his or her executors or administrators, at any time, or from time to time, within five years after the date of the Key Employee’s death or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(d) above.

(B) If the Key Employee’s employment by any Participating Company terminates because of his or her Retirement or Total Disability, he or she may exercise his or her Options in full at any time, or from time to time, within five years after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(d) above. Any such Options not fully exercisable immediately prior to such optionee’s Retirement shall become fully exercisable upon such Retirement unless the Committee, in its sole discretion, shall otherwise determine.

(C) Except as provided in Section 10, if the Key Employee shall voluntarily resign before eligibility for Retirement or he or she is terminated for cause as determined by the Committee, the Options shall be cancelled coincident with the effective date of the termination of employment.

(D) If the Key Employee’s employment terminates for any other reason, he or she may exercise his or her Options, to the extent that he or she shall have been entitled to do so at the date of the termination of his or her employment, at any time, or from time to time, within three months after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(d) above.

(j) No Option or Right granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an Option or Right shall be exercisable only by the Key Employee to whom the Option or Right is granted.

(k) With respect to an Incentive Stock Option, the Committee shall specify such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify such Option as an “incentive stock option” within the meaning of Section 422 of the Code.

(l) With respect to the exercisability and settlement of Rights:

(i) Upon exercise of a Right, the Key Employee shall be entitled, subject to such terms and conditions as the Committee may specify, to receive upon exercise thereof all or a portion of the excess of (A) the Fair Market Value of a specified number of shares of Stock at the time of exercise, as determined by the Committee, over (B) a specified amount that shall not, subject to Section 5(e), be less than the Fair Market Value of such specified number of shares of Stock at the time the Right is granted. Upon exercise of a Right, payment of such excess shall be made as the Committee shall specify in cash, the issuance or transfer to the Key Employee of whole shares of Stock with a Fair Market Value at such time equal to any excess, or a combination of cash and shares of Stock with a combined Fair Market Value at such time equal to any such excess, all as determined by the Committee. The Company will not issue a fractional share of Stock and, if a fractional share would otherwise be issuable, the Company shall pay cash equal to the Fair Market Value of the fractional share of Stock at such time.

(ii) For the purposes of Subsection (i) of this Section 5(l), in the case of any such Right or portion thereof, other than a Right related to an Incentive Stock Option, exercised for cash during a “window period” specified by Rule 16b-3 under the Act, the Fair Market Value of the Stock at the time of such exercise shall be the highest composite daily closing price of the Stock during such window period.

(iii) In the event of the exercise of such Right, the Company’s obligation in respect of any related Option or such portion thereof will be discharged by payment of the Right so exercised.

6.	PERFORMANCE SHARES

(a) Subject to the provisions of the Plan, the Committee shall (i) determine and designate from time to time those Key Employees or groups of Key Employees to whom Awards of Performance Shares are to be made, (ii) determine the Performance Period and Performance Objectives applicable to such Awards, (iii) determine the form of settlement of a Performance Share and (iv) generally determine the terms and conditions of each such Award. At any date, each Performance Share shall have a value equal to the Fair Market Value of a share of Stock at such date; provided that the Committee may limit the aggregate amount payable upon the settlement of any Award.

(b) The Committee shall determine a Performance Period of not less than two nor more than five years with respect to the award of Performance Shares. Performance Periods may overlap and Key Employees may participate simultaneously with respect to Performance Shares for which different Performance Periods are prescribed.

(c) The Committee shall determine the Performance Objectives of Awards of Performance Shares. Performance Objectives may vary from Key Employee to Key Employee and between groups of Key Employees and shall be based upon such Performance Goals as the Committee may deem appropriate. The Performance Objective shall be established by the Committee prior to, or reasonably promptly following the inception of, a Performance Period but, to the extent required by Section 162(m) of the Code, by no later than the earlier of the date that is ninety days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent of the Performance Period has elapsed.

(d) Following the completion of each Performance Period, the Committee shall certify in writing, in accordance with the requirements of Section 162(m) of the Code to the extent applicable, whether the Performance Objective and other material terms for paying amounts in respect of each Performance Share Award related to that Performance Period have been achieved or met. Unless the Committee determines otherwise, Performance Share Awards shall not be settled until the Committee has made the certification specified under this Section 6(d).

(e) The Committee is authorized at any time during or after a Performance Period to reduce or eliminate the Performance Share Award of any Key Employee for any reason, including, without limitation, changes in the position or duties of any Key Employee with the Participating Company during or after a Performance Period, whether due to any termination of employment (including death, disability, retirement, voluntary termination or termination with or without cause) or otherwise. In addition, to the extent necessary to preserve the intended economic effects of the Plan to the Participating Company and the Key Employee, the Committee shall adjust

Performance Objectives, the Performance Share Awards or both to take into account: (i) a change in corporate capitalization, (ii) a corporate transaction, such as any merger of the Company or any subsidiary into another corporation, any consolidation of the Company or any subsidiary into another corporation, any separation of the Company or any subsidiary (including a spin-off or the distribution of stock or property of the Company or any subsidiary), any reorganization of the Company or any subsidiary or a large, special and non-recurring dividend paid or distributed by the Company (whether or not such reorganization comes within the definition of Section 368 of the Code), (iii) any partial or complete liquidation of the Company or any subsidiary or (iv) a change in accounting or other relevant rules or regulations (any adjustment pursuant to this Clause (iv) shall be subject to the timing requirements of the last sentence of the definition of Performance Goal set forth in Section 2 of the Plan); provided, however, that no adjustment hereunder shall be authorized or made if and to the extent that the Committee determines that such authority or the making of such adjustment would cause the Performance Bonus Awards to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code with respect to a particular Key Employee.

(f) At the beginning of a Performance Period, the Committee shall determine for each Key Employee or group of Key Employees the number of Performance Shares or the percentage of Performance Shares that shall be paid to the Key Employee or member of the group of Key Employees if Performance Objectives are met in whole or in part.

(g) If a Key Employee terminates service with all Participating Companies during a Performance Period because of death, Total Disability, Retirement, or under other circumstances where the Committee in its sole discretion finds that a waiver would be in the best interests of the Company, that Key Employee may, as determined by the Committee, be entitled to an Award of Performance Shares at the end of the Performance Period based upon the extent to which the Performance Objectives were satisfied at the end of such period, which Award, in the discretion of the Committee, may be maintained without change or reduced and prorated for the portion of the Performance Period during which the Key Employee was employed by any Participating Company; provided, however, the Committee may provide for an earlier payment in settlement of such Performance Shares in such amount and under such terms and conditions as the Committee deems appropriate or desirable, but only to the extent consistent with the requirements of Section 162(m) of the Code to the extent applicable in respect of such Key Employee. If a Key Employee terminates service with all Participating Companies during a Performance Period for any other reason, then such Key Employee shall not be entitled to any Award with respect to that Performance Period unless the Committee shall otherwise determine.

(h) Each Award of a Performance Share shall be paid in whole shares of Stock, or cash, or a combination of Stock and cash either as a lump sum payment or in annual installments, all as the Committee shall determine, with payment to commence as soon as practicable after the end of the relevant Performance Period but no earlier than following the determination made in Section 6(d) hereof. Subject to the terms of the applicable program, the Award may also be paid in shares of Stock or Restricted Stock.

(i) With respect to Performance Shares that may be settled through the grant of Stock, a Key Employee shall not be granted Performance Shares for all of the Performance Periods commencing in a calendar year that permit the Key Employee to earn Stock covering more than the Share Limit in respect of such Key Employee. In addition, separate and apart from the limit in the previous sentence, with respect to Performance Share Awards to be settled in cash, a Key Employee shall not be granted Performance Share Awards for all of the Performance Periods commencing in a calendar year that permit the Key Employee in the aggregate to earn a cash payment in excess of the Fair Market Value of the Share Limit as of the first day of the first Performance Period commencing in such calendar year.

(j) Performance Share Awards may be structured in the form of Restricted Stock Units or any substantially similar instrument evidencing the right to receive a share of Stock, or a cash payment equal to the Fair Market Value of a share of Stock, at some future date upon the lapse of the applicable restrictions established by the Committee or upon the satisfaction of any applicable Performance Goals established by the Committee hereunder. To the extent provided for by the Committee, the rules of Section 7 shall apply to Restricted Stock Units payable in Stock.

7.	RESTRICTED STOCK

(a) Restricted Stock shall be subject to a restriction period (after which restrictions will lapse), which shall mean a period commencing on the date the Award is granted and ending on such date as the Committee shall determine (the “Restriction Period”). The Committee may provide for the lapse of restrictions in installments where deemed appropriate.

(b) Except when the Committee determines otherwise pursuant to Section 7(d), if a Key Employee terminates employment with all Participating Companies for any reason before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Key Employee and shall be reacquired by the Company.

(c) Except as otherwise provided in this Section 7, no shares of Restricted Stock received by a Key Employee shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

(d) In cases of death, Total Disability or Retirement or in cases of special circumstances, the Committee may, in its sole discretion when it finds that a waiver would be in the best interests of the Company, elect to waive any or all remaining restrictions with respect to such Key Employee’s Restricted Stock.

(e) The Committee may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for Stock delivered under the Plan may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require, as a condition of any Award of Restricted Stock that the Key Employee shall have delivered a stock power endorsed in blank relating to the Restricted Stock.

(f) Nothing in this Section 7 shall preclude a Key Employee from exchanging any shares of Restricted Stock subject to the restrictions contained herein for any other shares of Stock that are similarly restricted.

(g) Subject to Section 7(e) and Section 8, each Key Employee entitled to receive Restricted Stock under the Plan shall be issued a certificate for the shares of Stock. Such certificate shall be registered in the name of the Key Employee, and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such Award and shall be subject to appropriate stop-transfer orders.

8.	CERTIFICATES FOR AWARDS OF STOCK

(a) The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (i) the listing of such shares on any stock exchange on which the Stock may then be listed and (ii) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body that the Company shall, in its sole discretion, determine to be necessary or advisable.

(b) All certificates for shares of Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this Section 8(b) shall not be effective if and to the extent that the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, or if and so long as the Committee determines that application of such provisions is no longer required or desirable. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

(c) Except for the restrictions on Restricted Stock under Section 7, each Key Employee who receives Stock in settlement of an Award of Stock, shall have all of the rights of a shareholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions. No Key Employee awarded an Option, a Right or Performance Share shall have any right as a shareholder with respect to any shares covered by his or her Option, Right or Performance Share prior to the date of issuance to him or her of a certificate or certificates for such shares.

9.	MANAGEMENT PERFORMANCE BONUS AWARDS

(a) Form of Award.    The Committee is authorized to grant Awards pursuant to this Section 9. An Award shall represent the conditional right of the Participant to receive cash, or at the discretion of the Committee (and subject to the limitations in Section 3), in whole or in part in shares of stock, based upon achievement of one or more pre-established Performance Objectives during a Performance Period, subject to the terms of this Section 9 and the other applicable terms of the Plan. Awards shall be subject to such conditions, including deferral of settlement, risks of forfeiture, restrictions on transferability and other terms and conditions as shall be specified by the Committee. The Performance Bonus Award hereunder may take the form of a percentage of a bonus pool the magnitude of which shall be determined in a manner consistent with the determination of individual Performance Bonus Awards based on individual Performance Objectives hereunder for all of the members in the pool, with the time period for establishing the magnitude of the pool and the fixing of the applicable percentage available to any individual determined in accordance with the requirements of Section 162(m) of the Code applicable to any such individuals in the pool.

(b) Performance Objectives.    The Committee shall establish the Performance Objective for each Performance Bonus Award, consisting of one or more business criteria permitted as Performance Goals hereunder, one or more levels of performance with respect to each such criteria, and the amount or amounts payable or other rights that the Participant will be entitled to upon achievement of such levels of performance. The Performance Objective shall be established by the Committee prior to, or reasonably promptly following the inception of, a Performance Period but, to the extent required by Section 162(m) of the Code, by no later than the earlier of the date that is ninety days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent of the Performance Period has elapsed.

(c) Additional Provisions Applicable to Performance Bonus Awards.    More than one Performance Goal may be incorporated in a Performance Objective, in which case achievement with respect to each Performance Goal may be assessed individually or in combination with each other. The Committee may, in connection with the establishment of Performance Objectives for a Performance Period, establish a matrix setting forth the relationship between performance on two or more Performance Goals and the amount of the Performance Bonus Award payable for that Performance Period. The level or levels of performance specified with respect to a Performance Goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Committee may determine. Performance Objectives shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code. Performance Objectives may differ for Performance Bonus Awards granted to any one Participant or to different Participants.

(d) Duration of the Performance Period.    The Committee shall establish the duration of each Performance Period at the time that it sets the Performance Objectives applicable to that Performance Period. The Committee shall be authorized to permit overlapping or consecutive Performance Periods.

(e) Certification.    Following the completion of each Performance Period, the Committee shall certify in writing, in accordance with the requirements of Section 162(m) of the Code, whether the Performance Objective and other material terms for paying amounts in respect of each Performance Bonus Award related to that Performance Period have been achieved or met. Unless the Committee determines otherwise, Performance Bonus Awards shall not be settled until the Committee has made the certification specified under this Section 9(e).

(f) Adjustment.    The Committee is authorized at any time during or after a Performance Period to reduce or eliminate the Performance Bonus Award of any Participant for any reason, including, without limitation, changes in the position or duties of any Participant with the Participating Company during or after a Performance Period, whether due to any termination of employment (including death, disability, Retirement, voluntary termination or termination with or without cause) or otherwise. In addition, to the extent necessary to preserve the intended economic effects of the Plan to the Participating Company and the Participants, the Committee shall adjust Performance Objectives, the Performance Bonus Awards or both to take into account: (i) a change in corporate capitalization, (ii) a corporate transaction, such as any merger of the Company or any subsidiary into another corporation, any consolidation of the Company or any subsidiary into another corporation, any separation of the Company or any subsidiary (including a spin-off or the distribution of stock or property of the Company or any subsidiary), any reorganization of the Company or any subsidiary or a large, special and non-recurring dividend paid or distributed by the Company (whether or not such reorganization comes within the definition of Section 368 of the Code), (iii) any partial or complete liquidation of the Company or any subsidiary or (iv) a change in accounting or other relevant rules or regulations (any adjustment pursuant to this Clause (iv) shall be subject to the timing requirements of the last sentence of the definition of Performance Goal set forth in Section 2 of the Plan); provided, however, that no adjustment hereunder shall be authorized or made if and to the extent that the Committee determines that such authority or the making of such adjustment would cause the Performance Bonus Awards to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

(g) Timing of Payment.    Except as provided below, any amounts payable in respect of Performance Bonus Awards for a Performance Period will generally be paid as soon as practicable following the determination in respect thereof made pursuant to Section 9(e).

(h) Deferral of Payments.    Subject to such terms, conditions and administrative guidelines as the Committee shall specify from time to time, a Participant shall have the right to elect to defer receipt of part or all of any payment due with respect to a Performance Bonus Award.

(i) Maximum Amount Payable Per Participant Under This Section 9.    A Participant shall not be granted Performance Bonus Awards for all of the Performance Periods commencing in a calendar year that permit the Participant in the aggregate to earn a payment in excess of 200% of the Participant’s base salary in effect at the beginning of such calendar year.

(j) Termination of Employment.    In the event a Participant terminates employment for any reason during a Performance Period or prior to the Performance Bonus Award payment, he or she (or his or her Beneficiary, in the case of death) shall not be entitled to receive any Performance Bonus Award for such Performance Period unless the Committee, in its sole and absolute discretion, elects to pay all or any part of a Performance Bonus Award to such Participant.

10.	CHANGE IN CONTROL

Notwithstanding any provisions in this Plan to the contrary:

(a) Each outstanding Option granted under the Plan shall become immediately exercisable in full for the aggregate number of shares covered thereby and all related Rights shall also become exercisable upon the occurrence of a Change in Control and shall continue to be exercisable in full for cash for a period of 60 calendar days beginning on the date that such Change in Control occurs and ending on the 60th calendar day following that date; provided, however, that no Option or Right shall be exercisable beyond the expiration date of its original term.

(b) Options and Rights shall not terminate and shall continue to be fully exercisable for a period of seven months following the occurrence of a Change in Control in the case of an employee who is terminated other than for just cause or who voluntarily terminates his or her employment because he or she in good faith believes that as a result of such Change in Control he or she is unable effectively to discharge the duties of the position he or she occupied just prior to the occurrence of such Change in Control. For purposes of Section 10 only, termination shall be for “just cause” only if such termination is based on fraud, misappropriation or embezzlement on the part of the employee that results in a final conviction of a felony. Under no circumstances, however, shall any Option or Right be exercised beyond the expiration date of its original term.

(c) Any Right or portion thereof may be exercised for cash within the 60-calendar-day period following the occurrence of a Change in Control with settlement, except in the case of a Right related to an Incentive Stock Option, based on the “Formula Price” that shall be the highest of (A) the highest composite daily closing price of the Stock during the period beginning on the 60th calendar day prior to the date on which the Right is exercised and ending on the date such Right is exercised, (B) the highest gross price paid for the Stock during the same period of time, as reported in a report on Schedule 13D filed with the Securities and Exchange Commission or (C) the highest gross price paid or to be paid for a share of Stock (whether by way of exchange, conversion, distribution upon merger, liquidation or otherwise) in any of the transactions set forth in the definition of “Change in Control” in the Retirement Plan.

(d) Upon the occurrence of a Change in Control, Limited Stock Appreciation Rights shall automatically be granted as to any Option with respect to which Rights are not then outstanding; provided, however, that Limited Stock Appreciation Rights shall be provided at the time of grant of any Incentive Stock Option subject to exercisability upon the occurrence of a Change in Control. Limited Stock Appreciation Rights shall entitle the holder thereof, upon exercise of such rights and surrender of the related Option or any portion thereof, to receive, without payment to the Company (except for applicable withholding taxes), an amount in cash equal to the excess, if any, of the Formula Price as that term is defined in Section 10 over the exercise price of the Stock as provided in such Option; provided that in the case of the exercise of any such Limited Stock Appreciation Right or portion thereof related to an Incentive Stock Option, the Fair Market Value of the Stock at the time of such exercise shall be substituted for the Formula Price. Each such Limited Stock Appreciation Right shall be exercisable only during the period beginning on the first business day following the occurrence of such Change in Control and ending on the 60th calendar day following such date and only to the same extent the related Option is exercisable. Upon exercise of a Limited Stock Appreciation Right and surrender of the related Option, or portion thereof, such Option, to the extent surrendered, shall not thereafter be exercisable.

(e) The restrictions applicable to Awards of Restricted Stock issued pursuant to Section 7 shall lapse upon the occurrence of a Change in Control and the Company shall issue stock certificates without a restrictive legend. Key Employees holding Restricted Stock on the date of a Change in Control may tender such Restricted Stock to the Company that shall pay the Formula Price as that term is defined in Section 10; provided, such Restricted Stock must be tendered to the Company within 60 calendar days of the Change in Control.

(f) If a Change in Control occurs during the course of a Performance Period applicable to an Award of Performance Shares pursuant to Section 6, then the Key Employee shall be deemed to have satisfied the Performance Objectives and settlement of such Performance Shares shall be based on the Formula Price, as defined in this Section 10.

11.	BENEFICIARY

The Beneficiary of a Key Employee shall be the Key Employee’s estate, which shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. A Key Employee may file with the Company a written designation of one or more persons as a Beneficiary in lieu of his or her estate, who shall be entitled to receive the Award, if any, payable under the Plan upon his or her death, subject to the enforceability of the designation under applicable law at that time. A Key Employee may from time-to-time revoke or change his or her Beneficiary designation, with or without the consent of any prior Beneficiary as required by applicable law, by filing a new designation with the Company. Subject to the foregoing, the last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Key Employee’s death, and in no event shall it be effective as of a date prior to such receipt. If the Committee is in doubt as to the right of any person to receive such Award, the Company may retain such Award, without liability for any interest thereon, until the Committee determines the rights thereto, or the Company may pay such Award into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefore.

12.	ADMINISTRATION OF THE PLAN

(a) Each member of the Committee shall be both a member of the Board, a “non-employee director” within the meaning of Rule 16b-3(b)(3)(i) under the Act or successor rule or regulation and an “outside director” within the meaning of Section 162(m) of the Code.

(b) All decisions, determinations or actions of the Committee made or taken pursuant to grants of authority under the Plan shall be made or taken in the sole discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes.

(c) The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof, and its interpretations and constructions thereof and actions taken thereunder shall be, except as otherwise determined by the Board, final, conclusive and binding on all persons for all purposes.

(d) The Committee’s decisions and determinations under the Plan need not be uniform and may be made selectively among Key Employees, whether or not such Key Employees are similarly situated.

(e) The Committee may, in its sole discretion, delegate such of its powers as it deems appropriate; provided, however, that the Committee may not delegate its responsibility (i) to make Awards to executive officers of the Company; (ii) to make Awards that are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code; or (iii) to certify the satisfaction of Performance Objectives pursuant to Sections 6(d) or 9(e) in accordance with Section 162(m) of the Code. The Committee may also appoint agents to assist in the day-to-day administration of the Plan and may delegate the authority to execute documents under the Plan to one or more members of the Committee or to one or more officers of the Company.

(f) If a Change in Control has not occurred and if the Committee determines that a Key Employee has taken action inimical to the best interests of any Participating Company, the Committee may, in its sole discretion, terminate in whole or in part such portion of any Option (including any related Right) as has not yet become exercisable at the time of termination, terminate any Performance Share Award for which the Performance Period has not been completed or terminate any Award of Restricted Stock for which the Restriction Period has not lapsed.

13.	AMENDMENT, EXTENSION OR TERMINATION

The Board may, at any time, amend or terminate the Plan and, specifically, may make such modifications to the Plan as it deems necessary to avoid the application of Section 162(m) of the Code and the Treasury regulations issued thereunder. However, no amendment shall, without approval by a majority of the Company’s stockholders, (a) alter the group of persons eligible to participate in the Plan, (b) except as provided in Section 14 increase the maximum number of shares of Stock that are available for Awards under the Plan, or (c) except for adjustments pursuant to Section 14 or as otherwise provided for in the Plan, decrease the Option price for any outstanding Option after the date the Option is granted or accept the surrender of any outstanding Option as consideration for the grant of a new Option with a lower price than the Option being surrendered. If a Change in Control has occurred, no amendment or termination shall impair the rights of any person with respect to a prior Award.

14.	ADJUSTMENTS IN EVENT OF CHANGE IN COMMON STOCK

In the event of any recapitalization, reclassification, split-up or consolidation of shares of Stock or stock dividend, merger or consolidation of the Company or sale by the Company of all or a portion of its assets, the

Committee may make such adjustments in the Stock subject to Awards, including Stock subject to purchase by an Option, or the terms, conditions or restrictions on Stock or Awards, including the price payable upon the exercise of such Option, as the Committee deems equitable. With respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments shall be made only to the extent that the Committee determines that such adjustments may be made without a loss of deductibility for such Awards under Section 162(m) of the Code.

15.	FORFEITURE OF GAINS ON EXERCISE

Except following a Change in Control, if the Key Employee terminates employment in breach of any covenants and conditions subsequent set forth in Section 16 and becomes employed by a competitor of the Company within one year after the date of exercise of any Option or the receipt of any Award, the Key Employee shall pay to the Company an amount equal to any gain from the exercise of the Option or the value of the Award other than Options, in each case measured by the amount reported as taxable compensation to the Key Employee by the Company for federal income tax purposes and in the case of Options that are incentive stock options, in an amount equal to the amount that would have been reported as taxable income were such Options not incentive stock options, and in each case without regard to any subsequent fluctuation in the market price of the shares of common stock of the Company. Any such amount due hereunder shall be paid by the Key Employee within thirty days of becoming employed by a competitor. By accepting an Option or other Award hereunder, the Key Employee is authorizing the Company to withhold, to the extent permitted by law, the amount owed to the Company hereunder from any amounts that the Company may owe to the Key Employee in any capacity whatsoever.

16.	CONDITIONS SUBSEQUENT

Except after a Change in Control, the exercise of any Option or Right and the receipt of any Award shall be subject to the satisfaction of the following conditions subsequent: (i) that Key Employee refrain from engaging in any activity that in the opinion of the Committee is competitive with any activity of the Company or any Subsidiary, excluding any activity undertaken upon the written approval or request of the Company, (ii) that Key Employee refrain from otherwise acting in a manner inimical or in any way contrary to the best interests of the Company, and (iii) that the Key Employee furnish the Company such information with respect to the satisfaction of the foregoing conditions subsequent as the Committee shall reasonably request. In addition, except as may otherwise be excused by action of the Committee, the Key Employee by the exercise of the Option or the receipt of the Award agrees to remain in the employ of the Company, unless earlier terminated by the Company or by the Key Employee by reason of his or her death, disability or retirement.

17.	MISCELLANEOUS

(a) Except as provided in Section 10, nothing in this Plan or any Award granted hereunder shall confer upon any employee any right to continue in the employ of any Participating Company or interfere in any way with the right of any Participating Company to terminate his or her employment at any time. No Award payable under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of any Participating Company for the benefit of its employees unless the Company shall determine otherwise. No Key Employee shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as provided in Section 7(e) with respect to Restricted Stock.

(b) The Committee may cause to be made, as a condition precedent to the payment of any Award, or otherwise, appropriate arrangements with the Key Employee or his or her Beneficiary, for the withholding of any federal, state, local or foreign taxes.

(c) The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required.

(d) The terms of the Plan shall be binding upon the Company and its successors and assigns.

(e) Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

(f) To the extent Awards issued under the Plan are intended to be exempt from the application of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to named executives in excess of $1 million per year, the Committee may, without stockholder approval, amend the Plan retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s Federal income tax deduction for compensation paid pursuant to the Plan.

18.	EFFECTIVE DATE, TERM OF PLAN AND SHAREHOLDER APPROVAL

The effective date of the Plan is January 1, 2004. The Plan will continue in effect for existing Awards as long as any such Award is outstanding. Unless the Company determines otherwise, Sections 6 and 9 of the Plan and the definition of “Performance Goal” shall be submitted to the Company’s stockholders at the first stockholder meeting that occurs in the fifth year following the year in which the Plan was last approved by stockholders (or any earlier meeting designated by the Board), in accordance with the requirements of Section 162(m) of the Code.

APPENDIX B

Rayonier Audit Committee

Policies and Procedures

Pre-approval of Services Provided by the Independent Registered Public Accountant

To ensure the Audit Committee (the “Committee”) approves all services to be provided by the Company’s independent registered public accountant and maintains appropriate oversight, the following policies and procedures have been established.

Policies and Procedures

1.	The Committee will approve the fees for the annual audit of the Company’s financial statements and reviews of quarterly financial statements.

2.	The Committee will also approve at one of its regularly scheduled meetings an annual plan of all permissible services to be provided by the independent registered public accountant as well as unanticipated projects that arise.

3.	When the timing of the services does not allow for pre-approval in regularly scheduled Committee meetings, the Chairman of the Committee (or another member of the Committee so designated) may approve any audit or allowable non-audit services provided that such approved services are reported to the full Committee at the next regularly scheduled meeting. Approval must be received prior to commencement of the service, unless the service is one of the specific services listed below (see No. 4) that is permitted to be performed on a pre-approval basis.

4.	The following audit-related services are pre-approved as they become required and need commencement before notifying the Chairman:

a.	Required audits of wholly-owned subsidiaries of the Company,

b.	Consent letters,

c.	Audits of statutory financial statements in countries where audited financial statements must be filed with government bodies,

d.	Annual audits of the Company’s defined benefit and savings plans, and

e.	Agreed-upon procedures or other special report engagements performed in connection with requirements under debt agreements or environmental laws.

This pre-approval (prior to notifying the Committee) is for audit services or allowable audit-related services engagements for which fees are less than $10,000.

Any services performed in these pre-approved services categories that were not anticipated will be reported to the Committee at the next regularly scheduled meeting after commencement of the services. The requirements, scope and objectives of the service as well as estimated fees and timing will be reported to the Committee.

Any other services, such as for tax services unrelated to the audit, will require the explicit approval of the Chairman or the Committee prior to engaging the independent registered public accountant.

B-1

50 NORTH LAURA STREET, SUITE 1900 JACKSONVILLE, FL 32202

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before meeting date. Have your proxy/voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy/voting instruction card and return it in the postage-paid envelope we have provided or return it to Rayonier, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	RAYON1 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY/VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

RAYONIER INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2, 3 AND 4.

	Vote On Directors	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of the nominees listed below as Class I Directors of Rayonier Inc.
	01) C. David Brown, II	o	o	o
02) Thomas I. Morgan
03) Lee M. Thomas

	Vote On Proposals	For	Against	Abstain

2.	Approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to require a majority vote for the election of directors	o	o	o

3.	Approval of certain amendments to the 2004 Rayonier Incentive Stock and Management Bonus Plan	o	o	o

4.	Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company	o	o	o

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR all nominees and FOR Proposals 2, 3 and 4. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

MATERIALS ELECTION

As of July 1, 2007, SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. Check the box to the right if you want to receive a complete set of future proxy materials by mail, at no cost to you. If you do not take action you may receive only a Notice.

o

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Rayonier

PROXY/VOTING INSTRUCTION CARD

This proxy is solicited on behalf of the Board of Directors of Rayonier Inc.

for the Annual Meeting on May 17, 2007

By signing this card, I (we) hereby authorize W. LEE NUTTER, W. EDWIN FRAZIER, III, and MICHAEL R. HERMAN, or any of them, each with full power to appoint his substitute, to vote as Proxy for me (us) at the Annual Meeting of Shareholders of Rayonier to be held at the Omni Jacksonville Hotel, 245 Water Street, Jacksonville, Florida on Thursday, May 17, 2007 at 4:00 p.m., or at any adjournment thereof, the number of shares which I (we) would be entitled to vote if personally present. The proxies shall vote subject to the directions indicated on the reverse side of this card and proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments thereof.

YOU MAY VOTE BY INTERNET OR PHONE BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE. IF YOU CHOOSE TO VOTE BY MAIL, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued, and to be signed and dated, on the reverse side.)